                                                                     EXHIBIT 2.3

================================================================================

                    STOCK CONTRIBUTION AND EXCHANGE AGREEMENT

                                      among

                          MEDSOURCE TECHNOLOGIES, INC.

                           MEDSOURCE TECHNOLOGIES, LLC
                                as the Transferee

                                       and

     Laurence S. Derose, as Special Trustee of the Laurence S. Derose Trust,
       Barbara M. Derose, as Trustee of the BMD Irrevocable Trust of 1998, Jeffrey L. Derose, as Trustee of the Jeffrey L. Derose Irrevocable Trust and
      Kevin L. Derose, as Trustee of the Kevin L. Derose Irrevocable Trust

                               as the Transferors

                  with respect to the contribution and exchange
                   of all of the outstanding capital stock of

                                  TEXCEL, INC.

                           Dated as of March 11, 1999

================================================================================

                                TABLE OF CONTENTS

                                                                                                       PAGE
                                                                                                       ----
Contribution and Exchange of Shares; Consideration; Payment..............................................1
         Contribution and Exchange of Shares ............................................................1
         -----------------------------------
         Consideration ..................................................................................2
         --------------
         Payment ........................................................................................2
         -------
         Cash Consideration Adjustments .................................................................3
         -------------------------------
Closing..................................................................................................6
-------
Representations and Warranties of the Company and the Transferors........................................6
         Organization ...................................................................................6
         -----------
         Capitalization .................................................................................6
         --------------
         Authorization; Validity of Agreement ...........................................................7
         ------------------------------------
         No Violations; Consents and Approvals; Licenses ................................................7
         -----------------------------------------------
         Financial Statements ...........................................................................8
         --------------------
         No Material Adverse Change .....................................................................9
         --------------------------
         No Undisclosed Liabilities .....................................................................9
         --------------------------
         Litigation; Compliance with Law; Licenses and Permits ..........................................9
         -----------------------------------------------------
         Employee Benefit Plans; ERISA .................................................................10
         -----------------------------
         Real Property. ................................................................................12
         --------------
         Intellectual Property; Computer Software ......................................................14
         ----------------------------------------
         Title to Personal Property; Capital Budget ....................................................14
         ------------------------------------------
         Material Contracts ............................................................................15
         ------------------
         Taxes .........................................................................................16
         -----
         Affiliated Party Transactions .................................................................18
         -----------------------------
         Environmental Matters .........................................................................18
         ---------------------
         No Brokers ....................................................................................21
         ----------
         Receivables ...................................................................................21
         -----------
         Inventories ...................................................................................21
         -----------
         Product Claims ................................................................................21
         --------------
         Warranties and Returns ........................................................................21
         ----------------------
         Assets Utilized in the Business ...............................................................22
         -------------------------------
         Insurance .....................................................................................22
         ---------
         Delivery of Documents; Corporate Records ......................................................22
         ----------------------------------------
         Customers, Suppliers and Distributors .........................................................22
         -------------------------------------
         Labor Matters .................................................................................23
         -------------
         Bank Accounts .................................................................................23
         -------------
         Directors, Officers and Certain Employees .....................................................23
         -----------------------------------------
         Year 2000 .....................................................................................23
         ---------
         No Misstatements or Omissions .................................................................23
         -----------------------------
         Investment Undertaking ........................................................................23
         ----------------------
Representations and Warranties of MedSource and the Transferee..........................................24
         Organization...................................................................................24
         ------------
         Capitalization.................................................................................25
         --------------

         Authorization; Validity of Agreement ..........................................................25
         ------------------------------------
         No Violations; Consents and Approvals .........................................................25
         -------------------------------------
         Litigation ....................................................................................26
         ----------
         Shares of Capital Stock .......................................................................26
         -----------------------
         Memorandum ....................................................................................26
         ----------
         Prior Business ................................................................................26
         --------------
         Stockholders Agreement and Registration Rights Agreement ......................................26
         --------------------------------------------------------
         Certificate of Incorporation and Bylaws .......................................................27
         ---------------------------------------
         Investment Undertaking ........................................................................27
         ----------------------
         Brokers Fee ...................................................................................27
         -----------
         Certain Tax Matters ...........................................................................27
         -------------------
Other Agreements of the Parties.........................................................................27
         Conduct of Business ...........................................................................27
         -------------------
         Access and Information ........................................................................29
         ----------------------
         Tax Returns; Taxes ............................................................................30
         ------------------
         Notice of Developments ........................................................................33
         ----------------------
         Non-Disclosure of Confidential Information ....................................................33
         ------------------------------------------
         No Solicitation of Employees, Suppliers or Customers ..........................................33
         ----------------------------------------------------
         Non-Competition ...............................................................................34
         ---------------
         Public Statements .............................................................................34
         -----------------
         Other Actions .................................................................................35
         -------------
         Reserved ......................................................................................35
         --------
         Cooperation on Taxes ..........................................................................35
         --------------------
         Resignations ..................................................................................35
         ------------
         Consents; Releases ............................................................................35
         ------------------
         Reserved ......................................................................................36
         --------
         Employment Agreements .........................................................................36
         ---------------------
         Stockholders Agreement and Registration Rights Agreement ......................................36
         --------------------------------------------------------
         Exclusivity ...................................................................................36
         -----------
         Equipment, Intellectual Property and Other Assets .............................................37
         -------------------------------------------------
         Certain Payments ..............................................................................37
         ----------------
         Transfer of Interests in Real Property ........................................................37
         --------------------------------------
         Revised Financing Memorandum ..................................................................39
         ----------------------------
         Accounts Receivable............................................................................39
         -------------------
Conditions Precedent to the Closing.....................................................................39
         Conditions Precedent to MedSource's and the Transferee's Obligations to
         -----------------------------------------------------------------------
          Close.........................................................................................39
          -----
         Conditions Precedent to the Transferors' Obligations to Close .................................41
         -------------------------------------------------------------
Documents to be Delivered at the Closing................................................................43

         Deliveries of Transferors .....................................................................43
         -------------------------
         Deliveries of the Transferee ..................................................................44
         ----------------------------
Termination.............................................................................................44
Survival of Representations and Warranties..............................................................45
         Survival of Representations and Warranties of the Transferors .................................45
         -------------------------------------------------------------

         Survival of Representations and Warranties of MedSource and the
         ---------------------------------------------------------------
          Transferee....................................................................................45
          ----------
Indemnification.........................................................................................46
         Indemnification by the Transferors ............................................................46
         ----------------------------------
         Indemnification by MedSource and the Transferee ...............................................46
         -----------------------------------------------
         Indemnification Procedures ....................................................................46
         --------------------------
         Limitations on Indemnification ................................................................48
         ------------------------------
         Right to Set-Off ..............................................................................49
         ----------------
Miscellaneous...........................................................................................49
         Transaction Fees and Expenses .................................................................49
         -----------------------------
         Notices .......................................................................................50
         -------
         Amendment .....................................................................................51
         ---------
         Waiver ........................................................................................51
         ------
         Governing Law .................................................................................51
         -------------
         Jurisdiction ..................................................................................51
         ------------
         Remedies ......................................................................................51
         --------
         Severability ..................................................................................52
         ------------
         Further Assurances ............................................................................52
         ------------------
         Assignment ....................................................................................52
         ----------
         Binding Effect ................................................................................52
         --------------
         No Third Party Beneficiaries ..................................................................52
         ----------------------------
         Entire Agreement ..............................................................................52
         ----------------
         Headings ......................................................................................52
         --------
         Counterparts ..................................................................................53
         ------------

SIGNATURES..............................................................................................52

                                    Schedules
                                    ---------

Schedule 1.1                        Shares
Schedule 3.4                        Consents
Schedule 3.4(d)                     Certain Licenses
Schedule 3.5                        Financial Statements
Schedule 3.6                        Material Adverse Changes
Schedule 3.7                        Undisclosed Liabilities
Schedule 3.8                        Compliance with Laws
Schedule 3.9(a)                     Employee Benefit Plans
Schedule 3.9(b)                     Employee Benefit Plans subject to Title IV of ERISA
Schedule 3.10(b)                    Leases
Schedule 3.11                       Computer Software
Schedule 3.11(a)                    Intellectual Property; Rights of Ownership
Schedule 3.12(a)                    Liens
Schedule 3.12(b)                    Fixed Assets Ledger

Schedule 3.12(c)                    Capital Budget
Schedule 3.13(a)                    Material Contracts
Schedule 3.13(b)                    Defaults or Events of Default
Schedule 3.13(c)                    Contracts of More than $50,000 Per Year
Schedule 3.14(a)                    Subchapter S elections
Schedule 3.14(b)                    Taxes
Schedule 3.15                       Affiliated Party Transactions
Schedule 3.16                       Environmental Matters
Schedule 3.17                       Brokers
Schedule 3.19                       Inventories
Schedule 3.20                       Service and Product Liability Claims
Schedule 3.21                       Warranties and Returns Policies; Product Failures or Defects
Schedule 3.22                       Assets Utilized in the Business
Schedule 3.23                       Insurance Policies
Schedule 3.25                       Sales; Sales to Customers; Suppliers and Distributors
Schedule 3.27                       Bank Accounts
Schedule 3.28                       Directors, Officers, Certain Employees
Schedule 3.29                       Year 2000
Schedule 4.7                        MedSource Financing Memorandum and Description of Proposed
                                    Financing
Schedule 4.10                       Certification of Incorporation and Bylaws
Schedule 5.1                        Ordinary Course
Schedule 5.5                        Confidentiality
Schedule 5.13                       Consents that will not be Obtained
Schedule 5.15                       Key Employees to Enter into Employment Agreements
Schedule 6.2(j)                     MedSource Transactions

                                    Exhibits
                                    --------

Exhibit 1.2A                     Form of Escrow Agreement
Exhibit 1.2B                     Form of Certificate of Designation
Exhibit 5.15A                    Form of Laurence S. Derose Employment Agreement
Exhibit 5.15B                    Form of Jeffrey L. Derose Employment Agreement
Exhibit 5.15C                    Form of Randall S. Nelson Employment Agreement
Exhibit 5.17A                    Form of Stockholders Agreement
Exhibit 5.17B                    Form of Registration Rights Agreement
Exhibit 6.1(i)                   Form of Opinion of Counsel for the Transferors
Exhibit 6.2(f)A                  Form of Opinion of Counsel for the Transferee
Exhibit 6.2(f)B                  Form of Tax Opinion of Counsel for Transferee

                    STOCK CONTRIBUTION AND EXCHANGE AGREEMENT

                           Dated as of March 11, 1999
                           --------------------------

          The parties to this Stock Contribution and Exchange Agreement (this "Agreement") are MedSource Technologies, Inc., a Delaware corporation ("MedSource"), MedSource Technologies, LLC, a Delaware limited liability company whose sole member is MedSource (the "Transferee"), on the one hand, and Laurence
S. Derose, as Special Trustee of the Laurence S. Derose Trust, Barbara M. Derose, as Trustee of the BMD Irrevocable Trust of 1998, Jeffrey L. Derose, as Trustee of the Jeffrey L. Derose Irrevocable Trust and Kevin L. Derose, as Trustee of the Kevin L. Derose Irrevocable Trust, on the other hand (collectively, the "Transferors" and individually, a "Transferor").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          The Transferors collectively own all of the outstanding capital stock of Texcel, Inc., a Massachusetts corporation (the "Company").

          The Transferee desires to acquire from the Transferors, and the Transferors desire to exchange with the Transferee, all of the Company's outstanding capital stock in consideration for the payment of cash and preferred stock, on the terms and subject to the conditions set forth herein.

          The transactions contemplated by this Agreement are an integral part of a single transaction pursuant to which the Transferee is raising money and acquiring its initial business (directly or indirectly), including the Company.

          It is therefore agreed as follows:

1.   Contribution and Exchange of Shares; Consideration; Payment.

     1.1 Contribution and Exchange of Shares. Upon the terms and subject to the
         -----------------------------------
conditions contained in this Agreement, at the Closing (as defined in section
2), each of the Transferors shall contribute, exchange, assign, transfer and deliver to the Transferee, and the Transferee shall acquire, receive and accept from the Company, all of the shares of capital stock of the Company owned by such Transferor (collectively, the "Shares"), which are described on Schedule
1.1 opposite the names of each of the Transferors, free and clear of any and all liens, charges, claims, pledges, security interests or other encumbrances of any nature whatsoever (collectively, "Liens"), and the Transferee shall acquire, receive and accept the shares from the Transferors. The Shares shall constitute all of the issued and outstanding shares of capital stock of the Company.

     1.2 Consideration. As consideration for the contribution, exchange,
         -------------
assignment, transfer and delivery of the Shares by the Transferors to the Transferee, and upon the terms and subject to the conditions contained herein, at the Closing the Transferee shall pay to the Transferors, an aggregate amount (the "Consideration") as follows: (a) $4,950,000 (the "Cash Portion of the Consideration") as follows: (i) an aggregate of $4,650,000 (the "Fixed Cash Amount") by wire transfer of immediately available funds to an account designated in writing by each respective Transferor at least three days prior to the Closing, subject to preliminary adjustment as provided in section 1.4(b) on the basis of the September 30 Balance Sheet, and (ii) $300,000 (the "Escrow Amount") to be held in escrow by Parker Chapin Flattau & Klimpl, LLP, as escrow agent (the "Escrow Agent"), pursuant to the terms and conditions of an escrow agreement in the form attached hereto as Exhibit 1.2A (the "Escrow Agreement"), all subject to final adjustment after the Closing as provided in section 1.4(d) on the basis of the Closing Date Balance Sheet referred to in section 1.4(d) (the Cash Portion of the Consideration as so adjusted, the "Cash Consideration"), and (b) an aggregate of 6,000 shares of MedSource's Series A Preferred Stock having the terms set forth in the Certificate of Designation included as Exhibit 1.2B to this Agreement (the "Preferred Stock"). All payments by the Transferee to the Transferors pursuant to this section 1.2 shall be allocated among the Transferees as set forth on Schedule 1.1.

     1.3 Payment.
         -------

          (1) At the Closing, the Transferee shall deliver to the Transferors
(i) an amount (the "Estimated Cash Consideration") equal to the Fixed Cash Amount plus (A) the Estimated Price Increase (as defined in section 1.4(b)), if any, or, alternatively, less (B) the Estimated Price Decrease (as defined in section 1.4(b)), if any, and (ii) the Preferred Stock.

          (2) At the Closing, the Transferee shall deliver to the Escrow Agent an amount equal to the Escrow Amount.

          (3) Upon the determination of the Cash Consideration, as finally determined in accordance with section 1.4(d) on the basis of the Closing Date Balance Sheet, either (i) the Transferee shall pay to the Transferors the amount of the Final Cash Consideration Increase (as defined in section 1.4(d)) and the Transferee shall cause the Escrow Agent to pay to the Transferors the Escrow Amount in accordance with the Escrow Agreement or, alternatively, (ii) the Transferors shall pay to the Transferee the amount of the Final Cash Consideration Decrease (as defined in section 1.4(d)) (each such payment, a "Cash Consideration Adjustment"), if any, which such Final Cash Consideration Decrease shall be made from the Escrow Amount in accordance with the terms of the Escrow Agreement (and the Transferee shall cause the Escrow Agent to pay to the Transferors the portion of the Escrow Amount that exceeds the amount of such Final Cash Consideration Decrease, if any, in accordance with the Escrow Agreement) and, if such Final Cash Consideration Decrease exceeds the Escrow Amount, then such excess shall be paid by the Transferors pursuant to section 1.4(f) hereof.

          (4) In the event that the Company (i) purchases any equipment, Intellectual Property (as defined in section 3.11) or other assets from any Transferror or any Affiliate (as defined in section 3.15) of any Transferor pursuant to section 5.18 or (ii) makes any payments to any Transferor or any Affiliate of any Transferor pursuant to section 5.19(a), then in each case the Fixed Cash Amount delivered to the Transferors shall be reduced by an amount equal to the amount paid to such Transferor or such Affiliate (pursuant to section 5.18 or 5.19(a), as the case may be), if any; provided, however, that
                                                      --------  ------
the amount of any such reduction pursuant to the foregoing shall be deemed to have been paid by the Transferee to the Transferors.

     1.4 Cash Consideration Adjustments.
          -----------------------------

          (1) At least three business days prior to the Closing Date, the Transferors shall deliver to the Transferee (i) a balance sheet (the "Estimated Closing Date Balance Sheet") based upon the books and records of the Company and prepared in accordance with generally accepted accounting principles, consistently applied, as of the date of this Agreement ("GAAP") (except as to the operating lease treatment of the East Longmeadow real estate rental) and reflecting the Company's best estimate of each of the items, and the amounts thereof, to be included on the Closing Date Balance Sheet and (ii) a certificate of Laurence S. Derose, duly executed by such Transferor, stating that the Estimated Closing Date Balance Sheet has been prepared in good faith, has been prepared in accordance with GAAP (except as to the operating lease treatment of the East Longmeadow real estate rental) and reflects the Transferors' best estimate of, and fairly presents, each of the items, and the amounts thereof, to be included on the Closing Date Balance Sheet. Notwithstanding anything to the contrary in the foregoing, accrued liabilities for vacation pay, Christmas bonuses and "shutdown expenses" shall be accounted for on a basis consistent with the accounting for such items on the September 30 Balance Sheet.

          (2) If the Net Asset Amount of the Company as shown on the Estimated Closing Date Balance Sheet is greater than the Net Asset Amount shown on the September 30 Balance Sheet, the payment of the Fixed Cash Amount to the Transferors on the Closing Date shall be increased, as a preliminary adjustment to the Fixed Cash Amount as provided in section 1.3(a)(i), by the amount of such excess (the "Estimated Price Increase"). If the Net Asset Amount of the Company as shown on the Estimated Closing Date Balance Sheet is less than the Net Asset Amount as shown on the September 30 Balance Sheet, the payment of the Fixed Cash Amount to the Transferors on the Closing Date shall be decreased, as a preliminary adjustment to the Fixed Cash Amount as provided in section 1.3(a)(i), by the amount of such deficiency (the "Estimated Price Decrease"). For purposes of this Agreement, "Net Asset Amount" of the Company as of any date shall mean the total assets of the Company less the sum of (i) cash and equivalents, (ii) all "accounts payable" of the Company, (iii) all "accrued payroll" of the Company, (iv) all "accrued liabilities" of the Company (excluding, all accrued income taxes payable and accrued bonuses payable to affiliates), and (v) all Institutional Indebtedness (as defined below) of the Company; provided, however, that "Net Asset Amount" on the Estimated Closing
         --------  -------
Date Balance Sheet and on the Closing Date Balance Sheet in each case shall exclude any and all assets transferred to the Company by any of the Transferors, by their respective

Affiliates or by any other Person (as defined in section 3.4(c)) affiliated with any of them pursuant to section 5.18 or otherwise. For the purposes of this Agreement, "Institutional Indebtedness" shall mean all current and long-term obligations of the Transferor under revolving credit facilities, term loans and notes and lines of credit or loans due to banks or similar financial institutions, negative book balances and overdrafts and capital lease obligations and shall not include obligations to any Transferor or Affiliate thereof.

          (3) As of the close of business on the last day of the fiscal month of the Company in which the Closing occurs, or at such other time on such other date as near as practicable thereto as may be mutually agreed to by the parties to avoid business disruptions, the Transferee shall cause physical counts to be made of the inventory of the Company located at such of the Company's facilities as the Transferee shall request (the "Inventory Count"), which shall be observed by the accounting firm of Ernst & Young LLP, the costs of the physical inventory to be paid by the Transferee. The Transferors' representatives shall be entitled to attend and observe the taking of the Inventory Count. Upon completion of the Inventory Count (and any adjustment pursuant to the immediately following sentence), the Transferors shall be provided with copies of the relevant data relating to those counts for its review. The results of the Inventory Count shall be adjusted to reflect the Company's inventory at the close of business on the day immediately preceding the Closing Date using actual receipts and shipments, and the valuation of inventory for purposes of the Closing Date Balance Sheet shall be based on the results of the Inventory Count as so adjusted.

          (4) Within 45 days following the Closing Date, the Transferors shall deliver to the Transferee a special purpose balance sheet of the Company as of immediately prior to the Closing prepared by the Transferors with the assistance of the Transferee (the "Closing Date Balance Sheet"). The Closing Date Balance Sheet shall be prepared in accordance with GAAP (except as to the operating lease treatment of the East Longmeadow real estate rental) and shall set forth the calculation of the Net Asset Amount in a manner consistent with the calculation thereof on the September 30 Balance Sheet and the Estimated Closing Date Balance Sheet as of the Closing Date. If the Net Asset Amount of the Company as reflected in the Closing Date Balance Sheet is greater than the Net Asset Amount of the Company reflected in the Estimated Closing Date Balance Sheet, the Estimated Cash Consideration shall be increased, by a final adjustment to the Estimated Cash Consideration as provided in section 1.3(c)(i), by the amount of such excess (the "Final Cash Consideration Increase"). If the Net Asset Amount of the Company as reflected in the Closing Date Balance Sheet is less than the Net Asset Amount as reflected in the Estimated Closing Date Balance Sheet, the Estimated Cash Consideration shall be decreased, by a final adjustment to the Estimated Cash Consideration as provided in section 1.3(c)(ii), by the amount of such deficiency (the "Final Cash Consideration Decrease"). Any increase or decrease in the Estimated Cash Consideration pursuant to this section 1.4(d) shall be paid pursuant to section 1.4(f) promptly after delivery of the Closing Date Balance Sheet or, if there is a Dispute (as defined in section 1.4(e)), promptly after resolution of such Dispute.

          (5) The Transferee shall have 30 days after receipt by it of the Closing Date Balance Sheet (the "Dispute Period") to dispute any item, calculation or amount, or the method of calculation of any item or amount, reflected therein (a "Dispute"). If the Transferee does not give written notice of a Dispute (a "Dispute Notice") to the Transferors within the Dispute Period, the Closing Date Balance Sheet shall be deemed to have been accepted by the Transferee in the form in which it was delivered by the Company. In the event that the Transferee does not agree with any item, calculation or amount, or the method of calculation of any item or amount, reflected on the Closing Date Balance Sheet, the Transferee shall give the Transferors a Dispute Notice within the Dispute Period, setting forth the basis of its disagreement, and the Transferors and the Transferee shall, within 15 days after the receipt by the Transferors of such Dispute Notice, attempt to resolve such Dispute and agree in writing upon the final Closing Date Balance Sheet. In the event that the Transferors and the Transferee are unable to resolve any such Dispute within the 15 day resolution period, then the New Haven office of the certified public accounting firm of McGladrey & Pullen, LLP or such office of a certified public accounting firm or office as may be mutually agreed upon by the holders of a majority of the Shares and the Transferee (the "Arbitrator") shall be employed as arbitrator hereunder to settle such Dispute as soon as reasonably practicable, and the parties hereto shall use their reasonable best efforts to ensure that the Arbitrator decides such matter within 30 days after submission to such Arbitrator. The parties agree that the Arbitrator shall decide only the matter involved in the Dispute, and not any other matters. Any Arbitration pursuant to this section 1.4(e) shall be conducted in the New Haven office of the Arbitrator, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then existing and the Arbitrator's determination with respect to any Dispute shall be final and binding on all parties and not subject to appeal on any ground, and judgment on the arbitration award may be enforced in any court having jurisdiction over the subject matter of the controversy. The Transferor and the Transferee shall each pay one-half of the fees and expenses of the Arbitrator for the services of the Arbitrator in the arbitration.

          (6) In the event of a Final Cash Consideration Decrease that is less than or equal to the Escrow Amount, an amount equal to such Cash Consideration Adjustment shall be paid by the Escrow Agent to the Transferee and an amount equal to the remainder of the Escrow Amount shall be paid by the Escrow Agent to the Transferors, in each case pursuant to the terms of the Escrow Agreement. In the event of a Final Cash Consideration Decrease that exceeds the Escrow Amount, the amount of such excess, together with interest on such amount at a rate equal to the rate of interest announced from time to time by Chase Manhattan Bank to be its prime or reference rate (the "Prime Rate"), from the Closing Date to the payment date, shall promptly be paid by the Transferors to the Transferee in immediately available funds by wire transfer to such bank account as may be designated by the Transferee. In the event of a Final Cash Consideration Increase that exceeds the Escrow Amount, the amount of such excess, together with interest on such amount at the Prime Rate, from the Closing Date to the payment date, shall promptly be paid by the Transferee to the Transferors in immediately available funds by wire transfer to such bank account as may be designated in writing by the Transferors. Payments pursuant to this section 1.4(f) shall be made within 10 days after the final determination of the Closing Date Balance Sheet.

2. Closing. The closing (the "Closing") of the transactions contemplated by this
   -------
Agreement shall take place at the offices of the Transferee's counsel in New York City, at 10:00 a.m. local time (i) on or before April 15, 1999, (ii) or at such other date and time on which all the conditions set forth in section 6 of this Agreement are satisfied or (iii) on such date and time on or before April 15, 1999 on which the Transferee informs the Transferors in writing (not less than seven days prior to such date) that such Closing shall take place (the "Closing Date").

3. Representations and Warranties of the Company and the Transferors.

     The Transferors jointly and severally represent and warrant to MedSource and the Transferee as follows:

     3.1 Organization. The Company is a corporation duly organized, validly
         ------------
existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary and in which the failure to be so qualified or licensed would have a material adverse effect on the condition (financial or other), business, assets, results of operations or prospects of the Company. The Transferors have delivered to the Transferee true, correct and complete copies of the Company's certificate of incorporation and bylaws, as currently in effect.

     3.2 Capitalization.
         --------------

          (1) The authorized capital stock of the Company consists of 1,500 shares of class A common stock, no par value per share, of which there are 1,000 shares issued and outstanding, and 15,000 shares of class B common stock, no par value per share, of which there are 9,000 shares issued and outstanding. The Shares are the only shares of capital stock of the Company that are issued and outstanding, and all of the Shares are owned of record and beneficially by the Transferors, free and clear of all Liens. All of the Shares are duly authorized, validly issued, fully paid and nonassessable. Upon the Closing hereunder, the Transferee will receive good and marketable title to the Shares, free and clear of all Liens. There are no (i) options, warrants, calls, preemptive rights, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating the Company or any of the Transferors to issue, transfer or sell any shares of capital stock, options, warrants, calls or other equity interest of any kind whatsoever in the Company or securities convertible into or exchangeable for such shares or equity interests, (ii) contractual obligations of the Company to repurchase, redeem or otherwise acquire any capital stock or equity interest of the Company or (iii) voting trusts, proxies or similar agreements to which the Company or any of the Transferors is a party with respect to the voting of the capital stock of the Company.

          (2) The Company does not own any outstanding shares of capital stock (or other equity interests of entities other than corporations) of any partnership, joint venture, trust, corporation, limited liability company or other entity (collectively, an "Entity").

     3.3 Authorization; Validity of Agreement. Each of the Transferors has
         ------------------------------------
the requisite capacity and authority to execute, deliver and perform this Agreement and each of the other agreements, instruments, documents and certificates to be executed and delivered pursuant to this Agreement, including but not limited to, any item referred to in section 7 (collectively, with this Agreement, the "Transaction Documents") to which it is a party and to assume and perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the other Transaction Documents has been duly executed, authorized and delivered by each of the Transferors party thereto and is a valid and binding obligation of each Transferors, enforceable against each of the respective Transferors in accordance with their respective terms, except as such enforceability may be subject to or limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally.

     3.4 No Violations; Consents and Approvals; Licenses.
         -----------------------------------------------

          (1) Except as set forth on Schedule 3.4, the execution, delivery and performance of each of this Agreement and the other Transaction Documents by each of the Transferors party thereto do not, and the consummation by each of the Transferors of the transactions contemplated hereby and thereby will not,
(i) violate any provision of the certificate of incorporation or bylaws of the Company, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, license, lease, option, contract, undertaking, understanding, covenant, agreement or other instrument or document (collectively, a "Contract") to which either the Company or any Transferor is a party or by which any of the properties or assets of the Company or any Transferor may be bound or otherwise subject or (iii) violate any order, writ, judgment, injunction, decree, law, statute, rule or regulation applicable to the Company or any Transferor or any of their respective properties or assets.

          (2) Except as set forth on Schedule 3.4, no prior or subsequent filing or registration with, notification to, or authorization, consent or approval of, any foreign, provincial, United States federal, state, county, municipal or other local jurisdiction, political entity, body, organization, subdivision or branch, legislative or executive agency or department or other regulatory service, authority or agency, including but not limited to the United States Food and Drug Administration (the "FDA"), the United States Health Care Financing Administration

("HCFA") and any foreign, state or local agency with authority or responsibility similar to that of the FDA or HCFA (a "Governmental Entity") is required in connection with the execution, delivery and performance of this Agreement or any of the other Transaction Documents to which any Transferor is a party or the consummation by any Transferor of the transactions contemplated hereby and thereby.

          (3) Except as set forth on Schedule 3.4, no prior or subsequent filing or consent, approval, order, authorization, notification to, notice to, estoppel certificate, registration, ratification, declaration, waiver, exemption or variance (collectively, together with the filings, registrations, notifications, authorizations, consents and approvals of Governmental Entities set forth in section 3.4(b), "Consents") of any individual or Entity (a "Person") is required in connection with the execution, delivery and performance of this Agreement or any of the other Transaction Documents to which any Transferor is a party or the consummation by any Transferor of the transactions contemplated hereby and thereby.

          (4) Schedule 3.4(d) sets forth a list of all licenses, permits, filings, qualifications, registrations, franchises, certifications, authorizations and similar credentials and documents from any Governmental Entity or any private licensing or certifying organization (collectively, "Licenses") that the Company now holds, or at any time since December 31, 1995 held, in connection with its business, including but not limited to any Licenses from the FDA with respect to the qualification of the Company's facilities under "good manufacturing practices" requirements and any Licenses pertaining to ISO 9000 or ISO 9002 certification. The Company makes no representation as to the transferability of any of its Licenses. However, to the Transferors' knowledge, there is no risk of a License being forfeited, canceled or not renewed and no fact or circumstance relating to the Company's business activities, personnel, products or facilities would cause any License to be forfeited, canceled or not renewed. Except as set forth on Schedule 3.4(d), since December 31. 1995, neither the FDA nor any similar Governmental Agency has issued any "483 reports" or similar reports, findings or citations and there are no outstanding matters with respect to any such "483 reports" or similar reports, findings or citations.

     3.5 Financial Statements. Attached to Schedule 3.5 are the balance
         --------------------
sheet of the Company as of September 30, 1998 (the "September 30 Balance Sheet"), together with the related statements of operations for the nine months ended September 30, 1998, the balance sheets of the Company as of December 31, 1996 and 1997, together with the related statements of operations (including the related notes) for the three fiscal years then ended (all of the foregoing, the "Financial Statements"). Except as set forth on Schedule 3.5, the Financial Statements have been derived from, and agree in all material respects with, the books and records of the Company and fairly present the financial position in all material respects of the Company as of the respective dates thereof and the results of operations of the Company for the respective periods set forth therein. Each of the foregoing Financial Statements has been prepared in accordance with GAAP (except as to the operating lease treatment of the East Longmeadow real estate rental) as of the dates and for the periods involved, subject, in the case of the financial statements for the nine months ended September 30, 1998, to normal fiscal year-end adjustments in the ordinary course (none of which, individually or in the aggregate, will be material).

     3.6 No Material Adverse Change. Since September 30, 1998, (a) except as set
         --------------------------
forth in Schedule 3.6, no event, condition or circumstance has occurred that could, or could be reasonably likely to, have a material adverse effect on the condition (financial or otherwise), business, assets, results of operations or prospects of the Company; and (b) the Company has been substantially run in the ordinary course and consistent with past practice. As amplification and not in limitation of the foregoing, since the date of the September 30 Balance Sheet, the Company has not (i) made any change in any method of accounting or accounting practice, principle or policy used by the Company, (ii) incurred any indebtedness, obligation or liability or paid, satisfied or discharged any indebtedness, obligation or liability prior to the due date or maturity thereof, except current indebtedness, obligations and liabilities in the ordinary course of business, (iii) made any change or modification in any manner of the Company's (A) billing and collection policies, procedures and practices with respect to accounts receivable or unbilled charges, (B) policies, procedures and practices with respect to the provision of discounts, rebates or allowances, or
(C) payment policies, procedures and practices with respect to accounts payable or (iv) otherwise taken any action that after the date hereof would constitute a violation or breach of, or otherwise be inconsistent with, any of the provisions of section 5.1.

     3.7 No Undisclosed Liabilities.
         --------------------------

          (1) Except as set forth on Schedule 3.7, The Company does not have, and as of the Closing will not have, any liabilities (whether accrued, contingent, known, or otherwise) other than those that (i) are set forth or reserved against in the balance sheets referred to in section 3.5; or (ii) were incurred since December 31, 1997 in the ordinary course of business, none of which, individually or in the aggregate, is material to the business, operations, condition or prospects of the Company.

          (2) The accounts payable of the Company set forth in the balance sheets referred to in section 3.5. or arising subsequent thereto are the result of bona fide transactions in the ordinary course of business and have been paid
   ---- ----
or are not yet due and payable as at the Closing Date, in accordance with the respective invoices relating thereto.

     3.8 Litigation; Compliance with Law; Licenses and Permits.
         -----------------------------------------------------

          (1) There is no claim, suit, action or proceeding ("Proceeding") pending, nor, to the knowledge of each of the Transferors, is there any investigation or Proceeding threatened, that involves or affects the Company (or its business), by or before any Governmental Entity, court, arbitration panel or any other Person.

          (2) Except as set forth on Schedule 3.8, to the knowledge of each of the Transferors, the Company has, and on the Closing Date will have, complied with all applicable foreign, provincial, United States federal, state, county, municipal or other local criminal, civil or common laws, statutes, ordinances, orders, codes, rules, regulations, permits, policies, guidance documents, judgments, decrees, injunctions, or agreements of any Governmental Entity (collectively, "Laws"), including but not limited to Laws relating to zoning, building codes, antitrust, occupational safety and health, industrial hygiene, the manufacture, sale, lease, import or export of medical devices and equipment and components thereof, environmental protection, water, ground or air pollution, the generation, treatment, storage or disposal of Hazardous Substance (as defined in section 3.16), consumer product safety, product liability, hiring, wages, hours, employee benefit plans and programs, collective bargaining and the payment of withholding and social security taxes. Since January 1, 1996, the Company has not received any notice of any violation of any Law.

          (3) To the Transferors' knowledge, the Company has every License, and every approval, authorization, waiver, variance, exemption, consent or ratification by or on behalf of any Person that is not a party to this Agreement (each, a "Permit") required for it to conduct its business as presently conducted. All such Licenses and Permits are in full force and effect and neither the Company nor any Transferor has received notice of any pending cancellation or suspension of any thereof nor, to the knowledge of each of the Transferors, is any cancellation or suspension thereof threatened. The applicability and validity of each such License and Permit will not be adversely affected by the consummation of the transactions contemplated by this Agreement.

     3.9 Employee Benefit Plans; ERISA.
         -----------------------------

          (1) Schedule 3.9(a) lists each "employee benefit plan" (as defined in Section 3(3) of ERISA), and all other material employee benefit (including, without limitation, any non-qualified plans), bonus, deferred compensation, incentive, stock option (or other equity-based), severance, change-in-control, medical insurance and fringe benefit plans maintained for the benefit of, or contributed to by the Company or any trade or business, whether or not incorporated (an "ERISA Affiliate"), that would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974 ("ERISA"), for the benefit of any employee or former employee of the Company (the "Plans"). The Company has heretofore delivered to the Transferee true, correct and complete copies of each of the Plans, including all amendments to date.

          (2) With respect to each Plan: (i) such Plan has been administered in accordance with its terms and applicable law; (ii) no event has occurred and there exists no circumstance under which the Company could, directly or indirectly, incur liability under ERISA, the Code or otherwise (other than routine claims for benefits); (iii) there are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of the Company, threatened, with respect to any Plan or against the assets of any Plan;
(iv) all
contributions and premiums due have been made on a timely basis; and (v) all contributions made or required to be made under any Plan meet the requirements for deductibility under the Code, and all contributions which have not been made have been properly recorded on the books and records of the Company. Each of the Plans that is subject to ERISA complies with ERISA and the applicable provisions of the Code and has been administered in accordance with ERISA and, where applicable, the Code. Each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a timely determination letter from the Internal Revenue Service that it is so qualified and no Transferor knows of any facts or circumstances that would materially adversely affect such qualification prior to and including the close of business on the day immediately preceding the Closing Date. Except as set forth in Schedule 3.9(b), none of the Plans is subject to Title IV of ERISA. No "reportable event", as such term is defined in Section 4043(b) of ERISA (for which the 30-day notice requirement to the Pension Benefit Guaranty Board ("PBGC") has not been waived), has occurred with respect to any Plan. There are no pending or, to the best knowledge of each of the Company and the Transferors, threatened claims (other than routine claims for benefits), actions, suits or proceedings by, on behalf of or against any of the Plans or any trusts related thereto.

          (3) No Plan provides benefits including, without limitation, death or medical benefits (whether or not insured), with respect to any employees or former employees of the Company beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, or (iii) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary)).

          (4) With respect to each Plan, neither the Company, any Transferor nor any ERISA Affiliate has engaged in a "prohibited transaction" (as such term is defined in Section 4975 or Section 406 of ERISA) that would subject the Company or the Transferee to any taxes, penalties or other liabilities resulting from prohibited transactions under Section 4975 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder (the "Code") or Section 409 or 502(i) of ERISA.

          (5) The Company has complied with the notice and continuation of coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each plan that is, or was during any taxable year of the Company for which the statute of limitations on the assessment of federal income taxes remains open, by consent or otherwise, a group health plan within the meaning of Section 4980B(g) of ERISA.

          (6) No Plan has incurred an "Accumulated Funding Deficiency" (as defined in Section 302(a) of ERISA or Section 412(a) of the Code), whether or not waived.

          (7) Neither the Company nor any ERISA Affiliate has incurred or would incur a "withdrawal" or "partial withdrawal," as defined in Sections 4203 and 4205 of ERISA, from any Plan that has resulted or would result in a withdrawal liability of the Company or any ERISA Affiliate under such Plan.

          (8) Assuming the execution of Exhibit 5.15C by Randall S. Nelson, the consummation of the transactions contemplated by this Agreement will not (i) entitle any individual to severance pay, or (ii) accelerate the time of payment, vesting or increase the amount of compensation due to any such individual.

     3.10 Real Property.
          -------------

          (1) The Company owns no real property.

          (2) Schedule 3.10(b) sets forth a list and description of all real property leases and subleases under which the Company is tenant or subtenant (the "Leases"), including the date of the Lease, the premises demised thereunder, the name of the lessee and lessor, the commencement date and expiration date of the Lease and the annual rent payable by the lessee under the Lease. As used herein, the term "Leased Real Property" shall mean the real property demised by the Leases.

          (3) The Transferors have heretofore delivered to the Transferee true, correct and complete copies of the Leases. Each of the Leases is in full force and effect and is enforceable in accordance with its terms. The Company is in possession of and quietly enjoys the Leased Real Property applicable to it and the Company has a valid and enforceable leasehold interest, subject to no Liens except such immaterial easements and rights-of-way, none of which interferes with the operation of the business. No event has occurred or failed to occur that, with the giving of notice or the passage of time or both, would constitute a default under any Lease. The Company has not entered into any assignment of any Lease, sublease of all or any portion of any Leased Real Property and no person has any right to occupy the Leased Real Property other than the Company.

          (4) To the Transferor's knowledge, with respect to the Leased Real Property (i) there is a right of ingress and egress to public thoroughfares to and from the Leased Real Property, (ii) the Leased Real Property has adequate water supply and sewer service for the present use thereof and all sewer service land water supply facilities required for the present use of the Leased Real Property are properly and fully installed and operating, and (iii) all curb cut and street opening permits or licenses required for vehicular access to and from any part of the Leased Real Property to any adjoining public street have been obtained and, if required, paid for by the Company and are in full force and effect.

          (5) To the knowledge of the Transferors, all licenses, permits and certificates of occupancy (the "Approvals"), in connection with the construction, use, occupancy and maintenance of any Leased Real Property are in full force and effect in accordance with the respective terms thereof, and none of the Approvals has been amended, assigned, pledged or otherwise transferred. To the knowledge of the Transferors, there is no alteration, improvement or change in use of any building or other improvement located on the Leased Real Property that would require any new Approvals or amendment of an existing Approval. To the knowledge of the Transferors, the condition and use of the Leased Real Property conforms to each Approval. To the knowledge of the Transferors, the Company is in compliance with all Laws including, without limitation, those relating to zoning, building and land use restrictions that are applicable to any portion of the Leased Real Property or any buildings, plants or improvements owned by the Company.

          (6) To the knowledge of the Transferors, the Leased Real Property including, without limitation, all building systems and equipment, all structural components, the roof, the basement, all plumbing, electrical, mechanical, heating, ventilating, air conditioning and sprinkler systems, and all sewer, waste water, paving and parking equipment, systems and facilities, are fully installed and, as applicable, operating, in good condition and repair, ordinary wear and tear excepted, and adequate for the conduct of the business of the Company as presently and proposed to be conducted, and there are no defects in the same that would materially hinder or impair the business and operations of the Company. The electricity service and all other public or private utilities ("Utilities") serving the Leased Real Property are fully installed and operating, adequate for the conduct of the business of the Company as presently and proposed to be conducted, and enter the Leased Real Property through adjoining public streets or through valid easements across adjoining private lands, and, to the knowledge of the Transferors, all installation, connection and capital recovery charges in connection with the Utilities have been paid in full.

          (7) To the knowledge of each of the Transferors, there is no pending, proposed, (i) annexation, condemnation, eminent domain or similar proceeding affecting, or that may affect, all or any portion of the Leased Real Property,
(ii) proceeding to change or redefine the zoning classification of all or any portion of the Leased Real Property, (iii) imposition of any special or other assessments for public betterments or otherwise, (iv) special assessments affecting the Leased Real Property or any portion thereof that are or would be payable by the Company or any Transferor and could result in a Lien against any of the Leased Real Property, (v) change in any applicable Laws in any material manner relating to the use, occupation or operation of the Leased Real Property, or (vi) tax certiorari proceeding with respect to any Leased Real Property.

          (8) Neither the Company nor any Transferor has received notice from any insurance company or Board of Fire Underwriters (or organization exercising functions similar thereto) or from any mortgagee requesting the performance of any work or alteration in respect of any of the Leased Real Property, and, to the best knowledge of each of the Company and the Transferors, there are no outstanding requirements or recommendations from any of the foregoing.

          (9) There has been no damage to any portion of the Leased Real Property within the last 24 months caused by fire or other casualty that has not been repaired.

     3.11 Intellectual Property; Computer Software.
          ----------------------------------------

          (1) Schedule 3.11(a) lists all patents, copyrights, trademarks, trade names, brand names, service marks, assumed names, logos, trade dress, designs or representations or expressions of any thereof, or registrations or applications for registration thereof, or any other inventions, trade secrets, technical information, software (including documentation and source code listings), processes and other proprietary properties or information, proprietary rights or other intellectual property (collectively, "Intellectual Property") that, to the Transferors' knowledge, are owned by the Company or any other Person and used by the Company in its operations, and there are no pending or threatened claims by any Person relating to the Company's use of any Intellectual Property. Except as set forth on Schedule 3.11, the Company, to the Transferors' knowledge, has such rights of ownership (free and clear of all Liens) of, or such rights by license, lease or other agreement to use (free and clear of all Liens) the Intellectual Property as are necessary to permit the Company to conduct its business and the Company is not obligated to pay any royalty or similar fee to any Person in connection with the Company's use or license of any of the Intellectual Property.

          (2) Except as set forth on Schedule 3.11, the Company has such rights of ownership (free and clear of all Liens) of, or such rights by license, lease or other agreement to use (free and clear of all Liens), the computer software programs including, without limitation, application software that are used by the Company and that are material to the conduct of its business as currently conducted, as are necessary to permit the conduct of its business as currently conducted. To the Transferors' knowledge none of the Company's ownership rights or rights to use any of the computer programs referred to above will be adversely affected by any of the transactions contemplated hereby.

     3.12 Title to Personal Property; Capital Budget.
          ------------------------------------------

          (1) The Company has good and marketable title to all tangible personal property used in its business or located on its premises, including, without limitation, all assets shown on the Financial Statements, free and clear of all Liens, other than (i) Liens, if any, for personal property taxes and assessments not yet due and payable, (ii) inventories sold since the date of the Financial Statements in the ordinary course of business and consistent with past practice and (iii) Liens disclosed on Schedule 3.12(a). At the Closing, the Company will have caused each Lien referred to on Schedule 3.12(a) (other than Liens relating to leased equipment and Liens for Taxes not yet due and payable) to have been terminated, and the Transferee will obtain good and marketable title to all of the Company's stock and assets free and clear of all Liens.

          (2) All items of machinery, equipment, tooling and other tangible personal property owned or leased by the Company and used in the conduct of its business with a value at the time of purchase of $750 or more (other than items of inventory) are listed in the detailed fixed assets ledger of the Company attached to Schedule 3.12(b) (collectively, the "Personal Property"). To each Transferor's knowledge, the Personal Property conforms in all respects to all requirements of applicable Laws except where the lack of such conformity would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, assets, results of operations or prospects of the Company. All of the items of machinery, equipment and tooling included within the Personal Property are fully operational and operating in the ordinary course of the Company's business, as applicable, are in good operating condition, ordinary wear and tear and obsolescence excepted, and in a good state of maintenance and repair, are adequate for use in the conduct of the Company's business as previously conducted and as proposed to be conducted and are capable of manufacturing the products of the Company's business.

          (3) Schedule 3.12(c) includes a good faith estimate of the capital budget of the Company for the fiscal year ending December 31, 1999. Except as set forth on Schedule 3.12(c), no material capital expenditures are contemplated by the Company.

     3.13 Material Contracts.
          ------------------

          (1) Except for the confidentiality agreements entered into with the Company's customers (other than its five largest customers for the nine month period ended September 30, 1998) and confidentiality agreements entered into with the Company's employees, Schedule 3.13(a) sets forth a true, complete and correct list of every Contract that (i) provides for aggregate future payments by the Company or to the Company of more than $50,000 and has an unexpired term exceeding six months and may not be canceled upon 60 days or less notice without any liability, penalty or premium (excluding purchase orders and invoices arising in the ordinary course of business); (ii) was entered into by the Company with any Transferor, or an officer, director or significant employee of the Company; (iii) is a collective bargaining or similar agreement; (iv) guarantees or indemnifies or otherwise causes the Company to be liable or otherwise responsible for the obligations or liabilities of another or provides for a charitable contribution by the Company; (v) involves an agreement with any bank, finance company or similar organization; (vi) restricts the Company from engaging in any business or activity anywhere in the world; (vii) is an employment agreement, consulting agreement or similar arrangement with any employee of the Company; (viii) involves an agreement or any other Contract providing for payments from the Company to any other Person, or by any Person to the Company, based on sales, purchases or profits, other than direct payments for goods; or (ix) any other Contract that is material to the rights, properties, assets, business or operations of the Company (the foregoing, collectively, "Material Contracts"). The Company has heretofore provided true, complete and correct copies of all Material Contracts to the Transferee.

          (2) Except as set forth in Schedule 3.13(b), (i) there is not, and to the knowledge of each of the Transferors there has not been claimed or alleged by any Person with respect to any Material Contract, any existing default thereunder, or event that with notice or lapse of time or both would constitute a default or event of default, on the part of the Company or, to the knowledge of each of the Transferors, on the part of any other party thereto and (ii) no consent, approval, authorization or waiver from, or notice to, any Governmental Entity or other Person is required in order to maintain in full force and effect any of the Material Contracts, other than such consents and waivers that have been obtained and are unconditional and in full force and effect and such notices that have been duly given and copies of such consents, waivers and notices have been delivered to the Transferee.

          (3) Except as set forth on Schedule 3.13(c), the Contracts to which the Company is a party do not involve the payment by the Company thereunder of more than $50,000 per year in the aggregate (excluding purchase orders received from customers in the ordinary course for the sale of products at standard prices) and are not otherwise material, individually or in the aggregate, to such Company.

     3.14 Taxes.
          -----

          (1) The Company has elected to be treated as an "S" corporation for federal income Tax purposes at all times since January 1, 1998, and such election is effective for each year thereafter up to and including the Closing Date. Schedule 3.14(a) hereto sets forth each other jurisdiction for which the Company has made an "S" election (or similar election), or for which an "S" election (or similar election) is effective, including the date of the election, its effective date, the date of any termination of such election, if any, and the cause of such termination. Except as set forth on Schedule 3.14(a), each such election is effective for each year from its effective date up to and including the Closing Date.

          (2) (i) Except as set forth on Schedule 3.14(b), the Company has (A) duly and timely filed or caused to be filed with the Internal Revenue Service or other applicable Governmental Entity (collectively, "Taxing Authorities") all Tax Returns (as defined below) that are required to be filed by or on behalf of the Company on or before the Closing Date, which Tax Returns are true, correct and complete, and (B) duly and timely paid in full or caused to be paid in full all Taxes that are due and payable on or before the date hereof for which the Company is or may be liable or that could result in a Lien on the stock of the Company or any of its assets and has recorded a provision on the Financial Statements and on the books and records of the Company in accordance with GAAP for the payment of, all such Taxes that are not due and payable on or before the date hereof.

               (ii) To the knowledge of each Transferor, the Company has duly and timely complied with all applicable Laws relating to the collection or withholding of Taxes, and the reporting and remittance thereof to the applicable Taxing Authorities.

               (iii) No audit, examination, investigation, reassessment or other administrative or court proceeding (collectively, a "Tax Proceeding") is pending or proposed, or to the knowledge of each of the Transferors, with regard to any Tax or Tax Return referred to in clause (i) or (ii) above, no Taxing Authority is contemplating such a Tax Proceeding and there is no basis for any such Tax Proceeding.

               (iv) There is no Lien for any Tax upon any of the stock of the Company or any of its assets, except with respect to Taxes not yet due and payable.

               (v) There is no outstanding request for a ruling from any Taxing Authority, closing agreement (within the meaning of Section 7121 of the Code or any analogous provision of applicable Law) relating to any Tax for which the Company is or may be liable or that could result in a Lien on the stock of the Company or any of its assets, power of attorney authorizing any Person to act on behalf of the Company in connection with any Tax Proceeding, request for consent to change a method of accounting, or subpoena or request for information with or by any Taxing Authority with respect to the Company.

               (vi) None of the assets of the Company is "tax-exempt bond financed property" or "tax-exempt use property" within the meaning of Section 168(g) or (h), respectively, of the Code or any similar provision of applicable Law.

               (vii) None of the assets of the Company is required to be treated as being owned by any other person pursuant to the "safe harbor" leasing provisions of Section 168(f)(8) of the Internal Revenue Code of 1954 as in effect prior to the repeal of those "safe harbor" leasing provisions or any similar provision of applicable Law.

               (viii) The Company is not, nor has it been, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code at any time during the applicable period referred to in Section 897(c)(1)(A)(ii) of the Code.

               (ix) No claim has ever been made by a Taxing Authority in a jurisdiction where the Company has not paid Tax or filed Tax Returns relating to the Company asserting that the Company is or may be subject to Tax in such jurisdiction, but Taxes may be due in other states (as to which the Transferors retain any and all liability).

               (x) The Company is not required to include any adjustment under
Section 481 of the Code (or any similar provision of applicable Law) in income for any period ending after the Closing Date. The Company has not deferred any income to a period after the Closing Date that economically accrued prior to the Closing Date. The Company has not accelerated any deduction to a period on or prior to the Closing Date that economically accrues after the Closing Date.

               (xi) The Company is not a party to any agreement, contract or arrangement that would result, individually or in the aggregate, in the payment of any amount that would not be deductible by reason of Section 162, 280G or 404 of the Code or any comparable provision of applicable Law.

               (xii) The Company has never been a member of a consolidated, combined, affiliated or unitary group or included in any consolidated, combined, affiliated or unitary Tax Return, except that the Company filed a consolidated federal income tax return with JMAR Corporation, its parent, for the period from January 1, 1993 to December 31, 1993.

          (3) The Company has provided to the Transferee true, complete and correct copies of (i) all Tax Returns relating to, and (ii) all reports, correspondence and documents relating to, each Tax proceeding with respect to any taxable period ending after December 31, 1993 any and all Taxes with respect to which a Lien may be imposed on the stock of the Company or any of its assets.

          (4) As used herein, (i) "Tax Return" means any return, declaration, report, information return or statement, and any amendment thereto, including without limitation any consolidated, combined or unitary return or other document (including any related or supporting information), filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection, payment, refund or credit of any federal, state, local or foreign Tax or the administration of any Laws relating to any Tax or ERISA, and (ii) "Tax" or "Taxes" means any and all taxes, charges, fees, levies, deficiencies or other assessments of whatever kind or nature including, without limitation, all net income, gross income, profits, gross receipts, excise, real or personal property, sales, ad valorem, withholding, social security,
                             -- -------
retirement, excise, employment, unemployment, minimum, estimated, severance, stamp, property, occupation, environmental, windfall profits, use, service, net worth, payroll, franchise, license, gains, customs, transfer, recording and other taxes, customs duty, fees assessments or charges of any kind whatsoever, imposed by any Taxing Authority, including any liability therefor as a transferee, including without limitation under Section 6901 of the Code or any similar provision of applicable Law, as a result of Treasury Regulation Section 1.1502-6 or any similar provision of applicable Law, or as a result of any Tax sharing or similar agreement, together with any interest, penalties or additions to tax relating thereto.

     3.15 Affiliated Party Transactions. Except as set forth on Schedule 3.15,
          -----------------------------
except for obligations arising under this Agreement, as of the Closing Date the Company will not have, directly or indirectly, any obligation to or claim against the Company or any of its assets and no Transferor or any of such Transferor's immediate family or Persons controlled by or are under common control with such Transferors or such Transferor's immediate family (collectively, "Affiliates") will have, directly or indirectly, any obligation to or cause of action or claim against the Company or any of its assets.

     3.16 Environmental Matters. Except as set forth in Schedule 3.16:
          ---------------------

          (1) To the knowledge of each of the Transferors, the Company is in compliance with, and its business has been conducted in material compliance with, all Environmental Laws (as defined below) and Environmental Permits (as defined below);

          (2) no Site (as defined below) is a treatment, storage or disposal facility, as defined in and regulated under the Resource Conservation and Recovery Act, 42 U.S.C.Section 6901 et seq., is on or ever was listed or is
                               -- ---
proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.Section 9601 et seq., or on any similar state list of sites requiring
              -- ---
investigation or cleanup;

          (3) neither the Company nor any Transferor has received any notice (i) alleging, or giving notice of, any liability or any potential liability under any Environmental Law, or (ii) that remains pending or outstanding with respect to its business or any Site from any Governmental Entity or Person alleging that the Company is not in material compliance with any Environmental Law;

          (4) to the knowledge of each of the Transferors, there has been no Release (as defined below) at, from, in, to, on or under any Site and no Hazardous Substances are present in, on, about or migrating to or from any Site that could give rise to an Environmental Claim (as defined below) against the Company;

          (5) there are no pending or outstanding corrective actions requested, required or being conducted by any Governmental Entity for the investigation, remediation or cleanup of any Site, and there have been no such corrective actions, whether still pending or otherwise;

          (6) the Company has obtained and holds all necessary Environmental Permits, and those Environmental Permits will remain in full force and effect after the consummation of the transactions contemplated hereby;

          (7) there are no past or pending, or to the knowledge of each of the Transferors threatened, Environmental Claims against the Company or, with respect to the Company or any of its assets, the Transferors, and neither the Company nor any Transferor is aware of any facts or circumstances which could be expected to form the basis for any Environmental Claim against the Company or its assets;

          (8) neither the Company, any predecessor of the Company, nor any entity previously owned by the Company, has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Substance to any off-Site location that could result in an Environmental Claim against the Company;

          (9) there are no (i) underground storage tanks, active or abandoned,
(ii) polychlorinated biphenyl containing equipment, (iii) asbestos containing material, (iv) "recognized environmental conditions" as that term is used in ASTM E-1527-97 and (v) "environmental issues or conditions" as that term is used in ASTM E-1527-97 section 12, in each case at any Site;

          (10) there have been no environmental investigations, studies, audits, tests, reviews or other analyses (which have been reduced to writing) conducted by, on behalf of, or that are in the possession of the Company with respect to any Site or any transportation, handling or disposal of any Hazardous Substance that has not been delivered to the Transferee prior to execution of this Agreement; and

          (11) As used herein, (i) "Environment" means all air, surface water, groundwater, or land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources; (ii) "Environmental Claim" means any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings or other communications (written or oral), whether criminal or civil, (collectively, "Claims") pursuant to or relating to any applicable Environmental Law by any person (including, but not limited to, any Governmental Entity, Person and citizens' group) based upon, alleging, asserting, or claiming any actual or potential (x) violation of or liability under any Environmental Law, (y) violation of any Environmental Permit, or (z) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, Release, or threatened Release into the Environment, of any Hazardous Substances at any location, including, but not limited to, any off-Site location to which Hazardous Substances or materials containing Hazardous Substances were sent for handling, storage, treatment, or disposal; (iii) "Environmental Law" means any and all Laws relating to the protection of health and the Environment, worker health and safety, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of Hazardous Substances, whether now existing or subsequently amended or enacted, and the state analogies thereto, all as amended or superseded from time to time; and any common law doctrine, including, but not limited to, negligence, nuisance, trespass, personal injury, or property damage related to or arising out of the presence, Release, or exposure to a Hazardous Substance; (iv) "Environmental Permit" means any permits, licenses, approvals, consents or authorizations required by any Governmental Entity under or in connection with any Environmental Law; (v) "Hazardous Substance" means petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls; and any other chemicals, materials, substances or wastes in any amount or concentration which are now included in the definition of "hazardous substances," "hazardous materials," "hazardous wastes," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "regulated substances," "solid wastes," or "contaminants" or words of similar import, under any Environmental Law; (vi) "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Substance into the Environment; and (vii) "Site" means any of the real properties currently or previously owned, leased, used or operated by the Company, or any entities previously owned by the Company, including all soil, subsoil, surface waters and groundwater thereat.

     3.17 No Brokers. Except as set forth on Schedule 3.17, neither the Company
          ----------
nor any Transferor has employed, or otherwise engaged, any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' fees or other similar fees in connection with the transactions contemplated by this Agreement. The obligation for any and all fees due to the Person(s) identified on such schedule is the responsibility of the Transferors and not the Company or the Transferee.

     3.18 Receivables. All accounts receivable of the Company have arisen, and
          -----------
as of the Closing Date will have arisen, from bona fide transactions in the ordinary course of the Company's business consistent with past practice and established in the ordinary course of such Company's business consistent with past practice. Each of the accounts receivable of the Company either has been or will be collected in full, without any set-off other than against reserves established on the Closing Date Balance Sheet, within 90 days from the Closing Date.

     3.19 Inventories. As reflected on the Financial Statements, the inventories
          -----------
of the Company have been valued at the lower of cost (on the first-in, first-out method) or market in accordance with GAAP, consistently applied, and the value of obsolete materials and materials of below standard quality has been written down in accordance with GAAP, consistently applied. Except as reflected in the September 30 Balance Sheet referred to in section 3.5, the inventories of the Company contain no amount of items not saleable or usable within 12 months from the date thereof at normal profit margins consistent with historical sales practices. Except as set forth in Schedule 3.19, the Company is not under any liability or obligation with respect to the return of inventory or merchandise in the possession of wholesalers, distributors, retailers or other customers.

     3.20 Product Claims. No product liability claim is pending, or to the
          --------------
knowledge of each of the Transferors threatened, against the Company or, to the knowledge of the Transferors, against any other party with respect to the products of the Company. Except with respect to goods returned to the Company for reworking (as set forth in section 3.21), Schedule 3.20 lists all service and product liability claims seeking damages in excess of $1,000 asserted against the Company (or in respect of which the Company or any Transferor has received notice) with respect to the products of the Company during the last five years. Claims not listed on Schedule 3.20 do not aggregate more than $50,000.

     3.21 Warranties and Returns. Schedule 3.21 sets forth a summary of the
          ----------------------
practices and policies followed by the Company with respect to warranties and returns of any products manufactured or sold by it, whether such practices are oral or in writing or are deemed to be legally enforceable. Except as set forth on Schedule 3.21, there is not presently, nor has there been since December 31, 1995, any failure or defect in any product sold by the Company that has required, or that may require, a general recall or replacement campaign or similar action with respect to such product or a reformulation or change of such product, nor has there been any acceptance of returned or defective goods of the Company resulting in net refunds to the

Company's customers in excess of $50,000 in the aggregate for all such transactions with respect to products sold by it since December 31, 1995. As of the date hereof, goods returned to the Company and in the Company's possession for reworking do not exceed $5,000 in net refunds to the Company's customers in the aggregate.

     3.22 Assets Utilized in the Business. Except as set forth in Schedule 3.22,
          -------------------------------
the assets, properties and rights owned, leased or licensed by the Company or used in connection with its business and that will be owned, leased or licensed by the Company as of the Closing Date, and all the agreements to which the Company is a party, constitute all of the properties, assets and agreements necessary to the Company in connection with the operation and conduct by the Company of its business as presently and as proposed to be conducted.

     3.23 Insurance. Schedule 3.23 contains a complete and correct list of all
          ---------
policies of insurance of any kind or nature covering the Company, including policies of life, fire, theft, casualty, product liability, workmen's compensation, business interruption, employee fidelity and other casualty and liability insurance, indicating the type of coverage, name of insured, the insurer, the expiration date of each policy, the amount of coverage and whether on an "occurrence" or "claims made" basis. All such policies (i) are with insurance companies that are financially sound and reputable and are in full force and effect; (ii) are sufficient for compliance with all material requirements of law and of all applicable material agreements; and (iii) are in force, valid, outstanding and enforceable policies. Complete and correct copies of such policies have been furnished to the Transferee. All such insurance policies or comparable coverage shall be continued in full force and effect through the Closing Date. Since December 31, 1995, the Company has not been denied any insurance coverage which it has requested.

     3.24 Delivery of Documents; Corporate Records. The Transferors have
          ----------------------------------------
heretofore delivered to the Transferee true, correct and complete copies of all documents, instruments, agreements and records referred to in this section 3 or in the Schedules to this Agreement and copies of the minute and stock record books of the Company. The minute and stock record books of the Company contain true, correct and complete copies of the records of all meetings and consents in lieu of a meeting of the Board of Directors (and any committee thereof) and the stockholders of the Company since the date of its incorporation.

     3.25 Customers, Suppliers and Distributors. Schedule 3.25 sets forth (i)
          -------------------------------------
the sales of the Company for the fiscal year ended December 31, 1997 and the sales of the Company for the nine months ended September 30, 1998, (ii) the ten customers with the highest dollar volume of purchases from the Company during each of those periods indicating the approximate total sales to each of those customers; and (iii) the ten largest suppliers and the ten largest distributors of the Company during each of those periods. There has not been any adverse change in the business relationship of the Company with any such customer, supplier or distributor, and no Transferor is aware of any threatened loss of any such customer, supplier or distributor.

     3.26 Labor Matters. There are no labor strikes, slow-downs or stoppages or
          -------------
other labor troubles pending or, to the best knowledge of the Company and each of the Transferors, threatened with respect to the employees of the Company; to the best knowledge of each of the Transferors, no representation questions exist; there is no collective bargaining agreement binding on the Company and there is no agreement which restricts the Company from relocating or closing any or all of its businesses or operations; there are no grievances asserted that might have an adverse effect upon the Company's business, or the financial condition or prospects of the Company, nor is there pending any arbitration proceeding arising out of or under any labor union agreement; the Company has not experienced any work stoppage during the last five years.

     3.27 Bank Accounts. Schedule 3.27 sets forth the names and locations of all
          -------------
banks, depositories and other financial institutions in which the Company has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto.

     3.28 Directors, Officers and Certain Employees. Schedule 3.28 sets forth a
          -----------------------------------------
complete and correct list of the names, current annual salary, bonus and title, for each director and officer and each other employee of the Company who is a party to an employment agreement with the Company or who received annual compensation during the Company's most recently ended fiscal year, or who is entitled to receive compensation, on an annualized basis, whether or not paid to date, in excess of $50,000. No Transferor is aware of any employee in the Company's senior management who intends to terminate his or her employment relationship with the Company, either as a result of the transactions contemplated hereby or otherwise. The persons identified on Schedule 5.15 are the Company's only key employees.

     3.29 Year 2000. All of the Company's equipment, systems, software, data and
          ---------
databases (other than data provided to it by its customers) (collectively, the "Systems") will be, upon and assuming completion of the plan set forth on
Schedule 3.29, Year 2000 Compliant (as hereinafter defined). For purposes of this Agreement, "Year 2000 Compliant" shall mean: (i) the occurrence in or use by the Systems of dates before, on or after January 1, 2000 will not adversely affect the performance of the Systems with respect to date-dependent data, computations, output or other functions, including, without limitation, calculating, comparing and sequencing; (ii) the Systems will not abnormally end or provide invalid or incorrect results as a result of date-dependant data; and
(iii) the Systems can accurately recognize, manage, accommodate and manipulate date-dependant data, including, without limitation, single century formulas and leap years.

     3.30 No Misstatements or Omissions. No representation or warranty by any
          -----------------------------
Transferor contained in this Agreement and no statement contained in any certificate, list, Schedule, Exhibit or other instrument specified or referred to in this Agreement, whether heretofore furnished to the Transferee or hereafter furnished to the Transferee pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary to make the statements contained therein, in light of the circumstances under which it was made, not misleading.

     3.31 Investment Undertaking.
         ----------------------

          (1) Each Transferor acknowledges that the shares of Preferred Stock to be issued to them pursuant to this Agreement will be "restricted securities" within the meaning of Rule 144 ("Rule 144") of the General Rules and Regulations under the Securities Act of 1933 (the "Securities Act"). Each Transferor acknowledges that the Transferors are acquiring such shares for their own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Each Transferor acknowledges that Rule 144 requires that such shares issued hereunder may not be disposed of for a period of at least one year. Each Transferor understands that it must bear the economic risk of the investment indefinitely because such shares may not be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from registration is available.

          (2) Each Transferor is a sophisticated investor who either (i) has such knowledge and experience in financial and business matters such that he or she is capable of evaluating the merits and risks of his investment in the securities being acquired hereunder, or (ii) has obtained independent professional financial advice sufficient to enable him or her to evaluate the merits and risks of his investment in the securities being acquired hereunder. Each Transferor is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

4. Representations and Warranties of MedSource and the Transferee. MedSource and the Transferee jointly and severally represent and warrant to the Transferors as follows:

     4.1 Organization.
         ------------

          (1) MedSource is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as it is now being conducted. MedSource is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary. MedSource has heretofore delivered to the Transferors true, complete and correct copies of its certificate of incorporation and bylaws as currently in effect.

          (2) The Transferee is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to own, lease and operate its properties and carry on its business as it is now being conducted. The Transferee is duly qualified or licensed to do business as a foreign limited liability company and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary. The Transferee has heretofore delivered to the Transferors a true, complete and correct copy of its certificate of formation as currently in effect.

     4.2 Capitalization. On the date hereof, the authorized capital stock of
         --------------
MedSource consists of 4,000,000 shares of common stock, par value $.01 per share ("Common Stock"), and 1,000,000 shares of preferred stock, par value $.01 per share. The certificate of designation for the Series A Preferred Stock of the Company will be as set forth in Exhibit 1.2B. On the date hereof, MedSource is the sole member of the Transferee.

     4.3 Authorization; Validity of Agreement. MedSource and the Transferee have
         ------------------------------------
the requisite power and authority to execute, deliver and perform this Agreement and each of the other agreements, instruments, certificates and documents executed or to be executed by them pursuant to the terms of this Agreement including, but not limited to any item referred to in section 7 (collectively, the "MedSource Agreements") to which they are a party and to assume their obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by MedSource and the Transferee of the MedSource Agreements to which they are a party and the consummation of the transactions contemplated thereby have been duly and validly authorized by the Board of Directors of MedSource and the sole member of the Transferee, and no other proceedings on the part of MedSource or the Transferee are necessary to authorize the execution, delivery and performance of the MedSource Agreements to which they are a party and the consummation of the transactions contemplated thereby. This Agreement and each other MedSource Agreement to which MedSource or the Transferee is a party has been duly executed and delivered by MedSource or the Transferee, as the case may be, and, assuming due authorization, execution and delivery of this Agreement and each other MedSource Agreement by each Transferor party thereto, is a valid and binding obligation of MedSource or the Transferee, as the case may be, enforceable against MedSource or the Transferee in accordance with their respective terms, except as such enforceability may be subject to or limited by applicable bankruptcy, insolvency, reorganization, or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights generally.

     4.4 No Violations; Consents and Approvals.
         -------------------------------------

          (1) The execution, delivery and performance of this Agreement and the other MedSource Agreements by MedSource and the Transferee, do not, and the consummation by MedSource and the Transferee of the transactions contemplated hereby and thereby will not, (i) violate any provision of the certificate of incorporation or bylaws of MedSource or the certificate of formation or limited liability company agreement of the Transferee, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, license, contract, agreement or other instrument to which MedSource or the Transferee is a party or by which MedSource or the Transferee or any of their respective properties or assets may be bound or otherwise subject or (iii) violate any order, writ, judgment, injunction, decree, law, statute, rule or regulation applicable to MedSource or the Transferee or any of their respective properties or assets.

          (2) No prior or subsequent filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity is required in connection with the execution, delivery and performance of this Agreement or the other MedSource Agreements by MedSource and the Transferee or the consummation by MedSource and the Transferee of the transactions contemplated hereby and thereby, except filings as may be required under state and federal securities laws to give effect to the registration rights granted under the Registration Rights Agreement (as defined in action 5.16).

          (3) No prior or subsequent Consent of any Person is required in connection with the execution, delivery and performance of this Agreement or any of the other MedSource Agreements to which MedSource or the Transferee is a party or the consummation by MedSource and the Transferee of the transactions contemplated hereby and thereby, except for such Consents as are set forth in section 4.4(b).

     4.5 Litigation. There is no Proceeding pending nor, to the best knowledge
         ----------
of MedSource and the Transferee, is there any investigation or Proceeding threatened, which involves or affects MedSource or the Transferee by or before any court, Governmental Entity or arbitration panel or any other Person.

     4.6 Shares of Capital Stock. All shares of Preferred Stock issued to the
         -----------------------
Transferors pursuant to this Agreement, and all shares of Common Stock issuable upon conversion thereof, will be duly authorized and validly issued and shall, upon issuance, be fully paid and nonassessable.

     4.7 Memorandum. Attached as Schedule 4.7 hereto is the "confidential
         ----------
memorandum" of MedSource dated January 12, 1999 (the "Memorandum") and documents describing the financing of the transactions contemplated by the Memorandum. The Memorandum has been prepared in good faith by MedSource based on the information available to MedSource. MedSource and the Transferee expect to consummate the financing set forth on such schedule on substantially the same terms as set forth therein. The Memorandum shall be amended prior to the Closing to reflect certain developments relating to MedSource.

     4.8 Prior Business. Prior to the consummation of the transactions
         --------------
contemplated by the acquisitions described in the Memorandum, neither MedSource nor the Transferee will have engaged in any business other than arranging such acquisitions and the financing associated therewith.

     4.9 Stockholders Agreement and Registration Rights Agreement. The
         --------------------------------------------------------
Stockholders Agreement and the Registration Rights Agreement (each as defined in section 5.16) provide the

Transferors with substantially equivalent rights as are provided in the stockholders agreements and registration rights agreements that the Company is entering into with the transferors of businesses consummated concurrently with the Closing.

     4.10 Certificate of Incorporation and Bylaws. Attached as Schedule 4.10
          ---------------------------------------
hereto are the Certificate of Incorporation and bylaws (except for bylaws relating to the timing and call of meetings) of MedSource, which (after giving effect to the filing of certificates of designation) shall be in effect at the Closing.

     4.11 Investment Undertaking. MedSource and the Transferee acknowledge that
          ----------------------
the shares of capital stock of the Company to be acquired by the Transferee pursuant to this Agreement will be "restricted securities" within the meaning of Rule 144. The Transferee is acquiring such shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. MedSource and the Transferee understand that they must bear the economic risk of the investment indefinitely because such shares may not be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from registration is available.

     4.12 Brokers Fee. The obligation for any and all fees due to any broker or
          -----------
finder employed by MedSource, the Transferee or their respective Affiliates and any liability for any brokerage or investment banking fees, commissions, finders' fees or other similar fees in connection with the transactions contemplated by this Agreement are the responsibility of MedSource and the Transferee and not the Transferors.

     4.13 Certain Tax Matters. The transactions described in this Agreement are
          -------------------
an integral part of a single, integrated transaction in which the Transferee is acquiring certain property in exchange for cash and stock of MedSource representing "control" of MedSource within the meaning of section 368(c) of the Code. The Transferee will not take any action that would prevent the transaction described in this agreement from being treated for federal income tax purposes as a transfer to which section 351 of the Code applies.

5. Other Agreements of the Parties.

     5.1 Conduct of Business. During the period from the date hereof (or
         -------------------
earlier, as set forth below) through the Closing Date, the Company shall, except as set forth on Schedule 5.1, conduct its business in the ordinary course, consistent with past practice, and in such a manner that would not result in a material adverse effect on the condition (financial or otherwise), business, assets, results of operations or prospects of the Company. Without limiting the generality of, and in addition to, the foregoing, prior to the Closing Date, the Company shall not, except as the Transferee may otherwise consent to in writing:

          (1) amend its certificate of incorporation or bylaws;

          (2) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities;

          (3) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend (other than a cash dividend, which is excluded from the definition of "Net Asset Amount" in section 1.4(b)) or other distribution (whether in cash, stock or property or any combination thereof) to any stockholder or otherwise in respect of its capital stock or redeem or otherwise acquire any of its securities, or make any payments or distributions to any of the Transferors, any of the Transferors' Affiliates, any Person (other than institutional bank lenders) to which the Company has any liability (other than trade accounts payable incurred in the ordinary course of business, subject to the other provisions of this section 7) or any officer or director of the Company (including, without limitation, Laurence S. Derose and Jeffrey L. Derose), except (i) compensation at the applicable annual rates in effect on January 1, 1998 in the ordinary course of business and consistent with past practice and (ii) distributions to each Transferor in cash and (iii) amounts due to Affiliates of the Company for rental of real estate (except for payments made in accordance with the terms of the lease dated September 13, 1996 at 55 Deer Park Drive, Long Meadow, Massachusetts), equipment and royalties paid in connection with Intellectual Property used by the Company, in each case in annualized amounts not to exceed payments made or accrued in the year ended December 31, 1997;

          (4) (i) incur or assume any indebtedness or Institutional Indebtedness other than trade payables incurred in the ordinary course of business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any obligations of any other Person; or
(iii) make any loans, advances or capital contributions to, or investments in, any other Person (other than loans or advances to employees in the ordinary course of business in accordance with past practices); provided, however, that
                                                       --------  -------
the Company may incur up to $1,500,000 of Institutional Indebtedness in order to pay to the Transferors a dividend not in excess of the Company's "accumulated adjustment account," which amount shall reduce the Cash Portion of the Consideration dollar-for-dollar, as provided in section 1.4;

          (5) enter into, adopt or amend any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements of or for the benefit or welfare of any employee, or increase in any manner the compensation or fringe benefits of any employee or pay any benefit not required by any existing plan and arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units);

          (6) acquire, sell, lease, transfer or dispose of any of its properties or assets except in the ordinary course of business and consistent with past practice or enter into any material commitment or transaction;

          (7) except as may be required by law, take any action to terminate or materially amend any of its employee benefit plans with respect to or for the benefit of employees;

          (8) modify any policy or procedure with respect to credit to customers or collection of receivables;

          (9) pay, discharge or satisfy before it is due any claim or liability of the Company, or fail to pay any such item in a timely manner given the Company's prior practices;

          (10) cancel any debts or waive any claims or rights of substantial value;

          (11) except to the extent required by applicable law, change any accounting principle or method or make any election for purposes of foreign, federal, state or local income Taxes;

          (12) take or suffer any action that would result in the creation, or consent to the imposition, of any Lien on any of the properties or assets of the Company;

          (13) make or incur any capital expenditure, lease or commitment for additions to property, plant, equipment or other capital assets in excess of $50,000;

          (14) except in the ordinary course of business consistent with past practice, amend, waive, surrender or terminate or agree to the amendment, waiver, surrender or termination of any Material Contract, Lease or Approval;

          (15) except in the ordinary course of business consistent with past practice, exercise any right or option under any Lease or extend or renew any Material Contract or Lease; or

          (16) enter into any Contract to do, or take, or agree in writing or otherwise to take or consent to, any of the foregoing actions.

     5.2 Access and Information. From the date hereof through the Closing, the
         ----------------------
Transferors shall cause the Company to, and the Company shall, and shall cause each of the Company's officers, directors, employees, agents, accountants and counsel to, upon reasonable notice, (i) afford the officers, employees and authorized agents, accountants, counsel and representatives of MedSource and the Transferee reasonable access, during normal business hours, to (A) the offices, properties, plants, other facilities, books, Contracts and records of the

Company and any records concerning the Company maintained and accumulated by its representatives, and (B) those officers, directors, employees, agents, accountants and counsel of the Company who have any knowledge relating to the Company or its assets, and (ii) furnish to the officers, employees and authorized agents, accountants, counsel and representatives of MedSource and the Transferee such additional financial and operating data and other information regarding the Company or its assets (including, without limitation, any Contracts, licenses and patents in effect as of the date hereof and any Contracts or licenses being negotiated or entered into between the date hereof and the Closing Date), properties and goodwill of the Company as MedSource or the Transferee may from time to time reasonably request.

     5.3 Tax Returns; Taxes.
         ------------------

          (1) Through and including the Closing Date, no Transferor shall take or fail to take any action or permit the Company to take or fail to take any action that could result in the termination of any "S" corporation election (or similar election) of the Company. The Transferors shall cause the Company to duly and timely file or cause to be filed with the applicable Taxing Authorities all Tax Returns that are required to be filed by or on behalf of the Company for any Tax period through and including the Closing Date, which such Tax Returns shall be true, correct and complete, shall be prepared in a manner consistent with its prior Tax Returns and shall not make, amend or terminate any election or change any accounting method, practice or procedure without the Transferee's prior written consent. The Transferors shall provide to the Transferee true, complete and correct copies of such Tax Returns with sufficient time for comments and corrections prior to filing. The Transferors shall also provide to the Transferee true, correct and complete copies of any and all correspondence, reports and documents relating to any Tax Proceeding with respect to any Tax or Tax Return of the Company. The Transferors shall cause the Company to, and the Transferors shall, duly and timely pay in full or cause to be paid in full all Taxes that are due and payable on or before the Closing Date with respect to each Tax period ending on or before the Closing Date and, with respect to any Tax period that begins on or before the Closing Date and ends after the Closing Date, the portion of such period through and including the Closing Date (each such period or portion, a "Pre-Closing Period") for which the Company is or may be liable or that could result in a Lien on the stock of the Company or any of its assets. The Transferors shall cause the Company to record a provision on the books and records of the Company in accordance with GAAP for the payment of all such Taxes that are not due and payable on or before the Closing Date. The Transferors shall cause the Company to duly and timely comply with all applicable Laws relating to the collection or withholding of Taxes and the reporting and remittance thereof to the applicable Taxing Authorities.

          (2) The Transferors shall be responsible for and shall timely pay all Taxes, including, without limitation, any Taxes resulting from a Tax Proceeding for which the Company is or may be liable with respect to any Pre-Closing Period, except to the extent that the liability for such amount has been satisfied pursuant to section 5.19. The Transferors shall indemnify MedSource, the Transferee and its Affiliates (collectively, the "Taxpayer"), and hold the

Taxpayer harmless, on an after-Tax basis, from and against any (i) Taxes with respect to any Pre-Closing Period for which the Taxpayer is or may be liable,
(ii) the effect, if any, on the Taxpayer in any period that ends after the Closing Date of an adjustment with respect to a Pre-Closing Period and (iii) fees and expenses (including, without limitation, reasonable attorneys' and consultants' fees and disbursements) incurred by the Taxpayer in connection therewith or in enforcing its rights or collecting any amounts due hereunder. The indemnifications under this Agreement shall apply notwithstanding any investigation made by MedSource or the Transferee in connection with the transactions contemplated by this Agreement or, its receipt, examination, filing of or commenting on any Tax Return, and shall be separate and independent of any other indemnity between the parties hereto.

          (3) MedSource or the Transferee shall promptly forward to the Transferors a copy of all written communications from any Taxing Authority received by the Taxpayer relating to any Pre-Closing Period. Each Transferor shall promptly forward to the Transferee a copy of all written communications from any Taxing Authority received by the Company (on or before the Closing
Date) or any Transferor relating to the Company or any Tax for which the Company is or may be liable or that could result in a Lien on the stock of the Company or any of its assets.

          (4) (i) Neither MedSource nor the Transferee shall settle or make any payment of any amount claimed to be due with respect to a proposed adjustment described above for at least 15 days after giving notice thereof to the Transferors under section 5.3(c) hereof.

               (1) Notwithstanding any provision to the contrary in this section 5.3(d), the Transferors shall have the right, at their option (in the manner provided in clause (iii)), to assume control of the defense of any Tax Proceeding that relates solely to Taxes of the Company for a Pre-Closing Period if, and only if, such Tax Proceeding or the resolution thereof could not have an adverse impact on the Tax liability (an "Adverse Tax Impact") of MedSource, the Transferee, the Company or any of their Affiliates. Any determination of whether or not there could be an Adverse Tax Impact shall be made without regard to the Tax attributes (including, without limitation, any net operating loss or tax credit) of MedSource, the Transferee, the Company or any of their Affiliates other than (A) the Tax basis of its assets or (B) any Tax attributes arising as a result of the resolution of such Tax Claim. If the Transferors assume control, the Transferors shall defend such Tax Proceeding in good faith and may use legal counsel selected by them, provided such legal counsel is reasonably acceptable to the Transferee. The Transferors shall keep the Transferee apprised as to the status of such Tax Proceeding and any proceedings with respect thereto, including, without limitation, the positions taken by the parties. The costs of such defense shall be borne solely by the Transferors. MedSource and the Transferee (or their designees) shall have the right, at their expense, to participate in such defense, including, without limitation, to attend any meetings and to be represented by legal counsel selected by it. Notwithstanding anything herein to the contrary, no Transferor shall suggest, negotiate for or agree to any position that could have an Adverse Tax Impact on

MedSource, the Transferee, the Company or any of their Affiliates without the prior written consent of MedSource and the Transferee, which consent shall not be unreasonably withheld.

               (2) The Transferors shall assume control of a Tax Proceeding under clause (ii) above by written notice to MedSource and the Transferee within 15 days after notice of the Tax Proceeding pursuant to section 5.3(c), stating that the Transferors are undertaking and will prosecute the defense of such Tax Proceeding, the Tax Proceeding is subject to the indemnification provisions of section 5.3(b) and that the Transferors will be able to pay the full amount of the potential liability in connection with such Tax Proceeding. The right of the Transferors to control any defense under this section 5.3 shall be limited to the items and amounts in dispute for which the Transferors would be liable to indemnify MedSource, the Transferee, the Company or their Affiliates.

               (3) MedSource, the Transferee and the Transferors shall cooperate with each other in contesting any Tax Proceeding, including, without limitation, the provision of records and information which are reasonably relevant to such Tax Proceeding and making individuals available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder.

          (5) Any Taxes for a period which includes but does not end on the Closing Date shall be allocated between the Pre-Closing Period and the balance of the period in accordance with this section 5.3(e). To the extent permitted under applicable Law, the parties shall elect to treat the Tax period as ending at the close of the Closing Date. Where applicable Law does not permit such an election to be made, the taxable income or other Tax base for the entire period shall be allocated between the period on or before the Closing Date and the balance of the period on the basis of an interim closing of the books at the close of the Closing Date, except that any real estate or personal property Taxes shall be apportioned on the basis of the relative number of days in the period on or before the Closing Date and in the balance of the period.

          (6) The Transferors shall duly and timely file all required stock transfer and other transfer Tax Returns and pay when due any such Taxes in connection with the transactions contemplated by this Agreement. The Transferors shall promptly provide to MedSource and the Transferee a copy of any such Tax Returns and proof of payment of any such Taxes.

          (7) After the Closing Date, neither MedSource nor the Transferee shall amend any Tax Return of the Company that relates to a Pre-Closing Period if such amendment would cause an adverse impact on the Tax liability of the Transferors without the prior written consent of the Transferors, which shall not be unreasonably withheld.

          (8) MedSource and the Transferee shall, for a period of six years after the Closing, preserve all Tax Returns of the Company (and associated records) that relate to any Pre-Closing Period and shall make them available to Transferors or their authorized representatives at all reasonable times and on reasonable advance notice for inspection and in order to make copies and extracts therefrom for any proper purpose, all such inspection and copies to be made at the Transferors' sole expense. MedSource and the Transferee shall also permit the Transferors to remove such copies of such Tax Returns in connection with any Tax Proceedings that may be brought by or against Company with respect to which the Transferors may have liability.

     5.4 Notice of Developments.
         ----------------------

          (1) Prior to the Closing, the Transferors shall promptly notify MedSource and the Transferee in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement that could result in any material breach of a representation or warranty or covenant of the Company or any Transferor in this Agreement or which could have the effect of making any representation or warranty of the Company or any Transferor in this Agreement untrue or incorrect in any material respect, and (ii) all other material developments affecting the Company condition (financial or other), operations, results of operations, customer or supplier relations, employee relations, projections or prospects of the Company or its business. Should the occurrence of any fact or condition not within the control of any Transferor require any change in any Schedule to this Agreement (if the date of this Agreement was the date of the occurrence of any such fact or condition), the Transferors shall promptly deliver to MedSource and the Transferee a supplement to such Schedule specifying such change. As soon as practicable after the date hereof (but, in any event, not less than three days before the Closing Date), the Transferor shall deliver to the Transferee Schedule 3.12(b), which shall be included with the other schedules delivered by the Transferors on the date hereof and shall be reasonably satisfactory to MedSource and the Transferee.

          (2) Prior to the Closing Date, MedSource and the Transferee shall promptly notify the Transferors in writing of all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement that could result in any material breach of a representation or warranty or covenant of the Transferee or MedSource in this Agreement or which could have the effect of making any representation or warranty of the Transferee or MedSource in this Agreement untrue or incorrect in any material respect.

     5.5 Non-Disclosure of Confidential Information. From and after the date
         ------------------------------------------
hereof, the Transferors agree not to divulge, communicate, use to the detriment of MedSource or the Transferee or for the benefit of any other Person, or misuse in any way, any confidential information or trade secrets included in or relating to the Company or its assets including, without limitation, personnel information, secret processes, know-how, customer lists or other technical data. MedSource and the Transferee acknowledges and agrees to be bound by the terms of the confidentiality agreement previously executed by it and attached hereto as
Schedule 5.5.

     5.6 No Solicitation of Employees, Suppliers or Customers. No Transferor
         ----------------------------------------------------
shall, and no Transferor shall permit the Company or any Affiliate of the Company or any Transferor to, from and after the Closing Date, and for a period of three years thereafter, directly or indirectly, for itself or on behalf of any other Person, employ, engage or retain any Person who, at any time during the preceding 12-month period, shall have been an employee of MedSource or the Transferee, or contact any supplier, customer or employee of the Transferee for the purpose of soliciting or diverting any such supplier, customer or employee from MedSource or the Transferee. Notwithstanding the foregoing, Laurence S. Derose, Jeffrey L. Derose and Kevin L. Derose may work for Rawbeam, Inc. or its successors.

     5.7 Non-Competition.
         ---------------

          (1) Until the third anniversary of the Closing Date, no Transferor and no Affiliate of any Transferor shall, anywhere in North America or Europe, directly or indirectly, alone or in association with any other Person, firm, corporation or other business organization (i) acquire or own in any manner, any interest in any Person that is engaged in any facet of the business of MedSource or its subsidiaries or affiliates (collectively, the "Companies"), (ii) engage in any facet of the business of the Company or compete in any way with the business of the Companies, (iii) be employed in any capacity by, serve as an employee of, or consultant or advisor to, or otherwise participate in the management or operation of, any Person that (x) engages in any facet of the business of the Companies, or (y) competes with the business of the Companies in any way; provided, however, that notwithstanding the foregoing, the Company, the
         --------  -------
Transferors and the Affiliates of the foregoing (collectively and not individually) may own up to 2% of the voting securities of any publicly-traded company. Notwithstanding anything in this section 5.7(a) to the contrary, Laurence S. Derose (on a limited basis), Jeffrey L. Derose and Kevin L. Derose may work for Rawbeam, Inc. or its successors so long as Rawbeam, Inc. or its successors do not engage in any activity that is competitive with any business (other than those presently conducted by Rawbeam, Inc.) of the Companies as then conducted, and Laurence S. Derose may (on a limited basis) work for emerging medical device companies that are not competitive with any business of the Companies and are not suppliers to any medical device companies.

          (2) The parties hereto intend that the covenant contained in section 5.7(a) shall be construed as a series of separate covenants, one for each state or country specified. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in section 5.7(a) above. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in section 5.7(a), then such unenforceable covenant shall be deemed reduced in scope or, if necessary, eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

          (3) Each of the Transferors acknowledge that the provisions of this section 5.7, and the period of time, geographic area and scope and type of restrictions on its activities set forth herein, are reasonable and necessary for the protection of MedSource and the Transferee and are an essential inducement to MedSource and the Transferee entering into the Transaction Documents to which they are a party and consummating the transactions contemplated thereby.

     5.8 Public Statements. From and after the date hereof and until the Closing
         -----------------
Date, neither MedSource, the Transferee nor any Transferors shall, and none of the foregoing shall permit any Affiliate thereof to, either make, issue or release any press release or any oral or written public announcement or statement concerning or with respect to, or acknowledgment of the existence of, or reveal the terms, conditions and status of, the Transaction Documents or the transactions contemplated thereby, without the prior written consent of each of the other parties hereto (which consent shall not be unreasonably withheld or delayed), unless such announcement is required by Law or a Governmental Authority, in which case the other parties shall be given notice of such requirement prior to such announcement and the parties shall consult with each other as to the scope and substance of such disclosure.

     5.9 Other Actions. Each of the parties hereto shall use all reasonable
         -------------
efforts to (i) take, or cause to be taken, all actions, (ii) do, or cause to be done, all things, and (iii) execute and deliver all such documents, instruments and other papers, as in each case may be necessary, proper or advisable under applicable Laws, or reasonably required in order to carry out the terms and provisions of this Agreement and to consummate and make effective the transactions contemplated hereby and set forth herein.

     5.10 Reserved.
          --------

     5.11 Cooperation on Taxes. Each Transferor, MedSource and the Transferee
          --------------------
shall cooperate with each other by promptly responding to reasonable requests from the other and by promptly executing or causing to be executed any required documents and by making available to the other, all books and records relating to the Company (including work papers, records and notes of any kind) at all reasonable times, for the purpose of allowing the appropriate party to complete its Tax Returns, respond to defend or prosecute any Tax Proceeding, make any determination required under this Agreement (including, but not limited to, determinations as to which period any asserted Tax liability is attributable) and verify issues.

     5.12 Resignations. At the Closing, the Transferors shall cause each of the
          ------------
officers and directors of the Company to deliver their resignations to the Transferee.

     5.13 Consents; Releases. Except for the Consents set forth on Schedule
          ------------------
5.13, the Transferors shall cause the Company to receive all Consents on or prior to the Closing Date, each of which Consents is set forth on Schedule 3.4 attached hereto. At or prior to the Closing, the Transferors shall cause the Company and its stock and assets to be released from any and all liabilities, liens or other obligations, a schedule of which are set forth on Schedule 3.12(a), including, without limitation, any and all guarantees under which the Company is a guarantor and any and all obligations of the Company to the Springfield Institution for Savings; provided, however, that, notwithstanding
                                     --------  -------
the foregoing, at or before the Closing the Transferors may, in lieu of terminating the Company's obligation to the United States Small Business Administration (the "SBA") and in lieu of the Transferors' obligation pursuant to the foregoing, place in an escrow reasonably satisfactory to MedSource, the Transferee and its lenders an amount equal to the maximum possible obligation of the Company with respect to its guarantee of the note issued by BMD Realty, LLC ("BMD") to the SBA in the principal amount of $518,000, and, if the Transferors place such amount in escrow, they hereby agree, to use their best efforts to cause such obligation of the Company to be terminated promptly after Closing. The Transferee hereby agrees to pay the lesser of one-half of the prepayment penalty of BMD and $16,500 if, and only if, such obligation is terminated on or before June 30, 1999.

     5.14 Reserved.
          --------

     5.15 Employment Agreements. Simultaneously with the execution and delivery
          ---------------------
hereof, the Company and Laurence S. Derose are entering into an employment agreement in the form of Exhibit 5.15A (the "Laurence S. Derose Employment Agreement"), and the Company and Jeffrey L. Derose are entering into an employment agreement in the form of Exhibit 5.15B (the "Jeffrey L. Derose Employment Agreement"). Promptly after the date hereof, the Company shall negotiate in good faith with Randall S. Nelson to enter into an employment agreement in the form of Exhibit 5.15C (the "Randall S. Nelson Employment Agreement" and, collectively, the "Employment Agreements"). At the Closing, the Transferors shall cause each of the Employment Agreements to be in full force and effect. Based on the advice of the Transferors, the Transferee is determining provisions to include in employment agreements between the Company and each of the key employees of the Company identified on Schedule 5.15. Promptly following the Closing, the Transferors shall use their best efforts to cause each of the key employees of the Company identified on such schedule to enter into an employment agreement incorporating such provisions.

     5.16 Stockholders Agreement and Registration Rights Agreement. At the
          --------------------------------------------------------
Closing, MedSource and the Transferors shall enter into a shareholders agreement in the form of Exhibit 5.16A (the "Stockholders Agreement") and a registration rights agreement in the form of Exhibit 5.16B (the "Registration Rights Agreement").

     5.17 Exclusivity. From and after the date hereof and unless and until this
          -----------
Agreement is terminated as provided in section 8, no Transferor shall, and as Transferor shall knowingly permit the Company or any of their respective Affiliates, officers, directors, employees, agents or representatives, directly or indirectly, to encourage, solicit, initiate or participate in discussions or negotiations with, provide any information to, receive any proposals or offers from, or enter into any agreement with, any third party, in each case other than MedSource and the Transferee, that involves the sale, joint venture or the other disposition of all or any portion of the Company, its assets or business or any merger, consolidation, recapitalization or other business combination of any kind involving the Company. If any Transferor receives or becomes aware of any such offer or proposed offer, such Transferor shall promptly notify MedSource and the Transferee.

     5.18 Equipment, Intellectual Property and Other Assets. Prior to the
          -------------------------------------------------
Closing Date, the Transferors shall take all steps necessary to contribute all equipment, intellectual property and other assets, except for real property, owned by any Transferor or any Affiliate of any Transferor that is used or usable in connection with the business of the Company. Any consideration paid in such transactions shall be deducted from the Cash Portion of the Consideration. Notwithstanding the foregoing, Laurence S. Derose may keep the personal property set forth on Schedule 5.18.

     5.19 Certain Payments.
          ----------------

          (1) Notwithstanding any term or provision of this Agreement to the contrary, on or prior to the Closing, (i) the Transferors shall cause the Company to pay to the Transferors and their Affiliates in the aggregate an amount equal to the aggregate outstanding principal and interest on all indebtedness of the Company to any and all Transferors and their Affiliates (payable to the respective Transferors or their Affiliates, as applicable, in full satisfaction thereof) and (ii) the Transferors shall cause the Company to pay to the Transferors' Affiliates an amount equal to any and all accrued Taxes payable and accrued bonuses payable to Affiliates of the Company as of such date (in proportion to the accrual with respect to each Transferor's Affiliate, in full satisfaction of all of such accruals). If and to the extent that the Company does not pay any such amounts, then at the Closing the Transferee shall pay any and all such amounts (in full satisfaction thereof) to the Transferors and their Affiliates; and any and all such amounts paid to the Transferors and their Affiliates shall be deducted from the Cash Portion of the Consideration. Not less than three business days before the Closing Date, the Transferors shall deliver to the Transferee a certificate, duly executed by each Transferor, that sets forth the amounts payable by the Transferee at the Closing to any Person pursuant to the preceding sentence.

          (2) On or prior to the Closing Date, the Transferors shall repay all amounts owed by them to the Company.

     5.20 Transfer of Interests in Real Property.
          --------------------------------------

          (1) At or prior to the Closing, the Transferors shall cause their Affiliate(s) to (i) enter into an amended and restated lease (the "Restated Lease") in a form to be agreed upon in good faith by the parties and (ii) enter into a notice of lease in the statutory form required in the Commonwealth of Massachusetts (the "Notice of Lease"), in each case with respect to the Leased Real Property located at 55 Deer Park Drive, East Longmeadow, Massachusetts. At the Closing, the Transferors and the Company shall deliver to the Transferee estoppel certificates (the "Estoppel Certificates") in form and substance reasonably satisfactory to the Transferee, executed by the landlords under each of the Leases and stating that there are no defaults thereunder.

          (2) At the Closing, the Transferors and the Company shall cause each holder of a mortgage or deed of trust encumbering the Leased Real Property, other than the SBA, and each lessor under any ground, underlying or superior lease covering the Leased Real Property to enter into subordination, non-disturbance and attornment agreements in form and substance reasonably satisfactory to the Transferee (collectively, the "SNDA Agreements" and, individually, a "SNDA Agreement") for each of the Leases and the New Lease.

          (3) Each SNDA Agreement shall be in recordable form, and the SNDA Agreements shall be duly executed, delivered and acknowledged by each party thereto.

          (4) At or before the Closing, the Transferors and the Company shall deliver to the Transferee (i) true and complete maintenance records for the Leased Real Property; (ii) a validly issued permanent certificate of occupancy for each of the buildings comprising a part of the Leased Real Property; (iii) all original licenses and permits, authorizations and approvals pertaining to the Leased Real Property; and (iv) all guarantees and warranties which the Company has received in connection with any work or services performed or equipment installed in the aforementioned buildings and all improvements erected on the Leased Real Property.

          (5) At or before the Closing, the Transferors shall deliver to the Transferee a set of plans and specifications of the buildings and all improvements comprising a part of the Leased Real Property.

          (6) At the Closing, the Transferors and the Company shall cause each of the landlords under the Restated Lease and the other Leases and any lessor under any ground, superior or underlying leases covering the Leased Real Property to execute and deliver a landlord-lender agreement (the "Landlord-Lender Agreements") in favor of the Transferee's lender in form and substance satisfactory to the Transferee's lender, providing, inter alia that the Transferee's lender may occupy the premises leased under the Restated Lease and the other Leases for the purpose of taking possession of, removing and/or selling at public auction or private sale the Transferee's personalty.

          (7) At or prior to the Closing, the Transferors shall cause their Affiliates to enter into a sublease with respect to the Leased Real Property located at 55 Deer Park Drive, East Longmeadow, Massachusetts, in a form to be agreed upon in good faith by the parties (the "Sublease").

          (8) The Transferors shall use their best efforts to cause their Affiliates to obtain new financing with respect to the premises located at 55 Deer Park Drive, East Longmeadow, Massachusetts by June 30, 1999. Such financing shall enable the Transferee to treat the Restated Lease as an operating lease for financial accounting purposes, provided that the loan-to-value ratio need not be greater than 3/4; and after the Transferors' Affiliates obtain such financing, the parties shall use their best efforts to modify the terms of the Restated Lease so that it will be treated as an operating lease for financial accounting purposes. The Transferee shall agree to a reasonable collateral assignment of payments under the Restated Lease.

     5.21 Revised Financing Memorandum. At or before the Closing, MedSource
          ----------------------------
shall deliver to the Transferors a revised financing memorandum that updates the Memorandum.

     5.22 Accounts Receivable.
          -------------------

          (a) Following the Closing, MedSource and the Transferee shall use commercially reasonable efforts to collect all of the Company's accounts receivable set forth on the Closing Date Balance Sheet in accordance with their respective terms. Any amounts received by the Company from the obligor of any such accounts receivable shall be credited as follows: (i) if such obligor has specified the receivable in respect of which payment is being made, against such receivable and (ii) if such obligor has not specified the receivable against which such payment is being made, against the oldest unpaid receivable due from such obligor.

          (b) Promptly after the expiration of the 90-day period following the Closing Date, the Company may assign to the Transferors, and the Transferors shall purchase from the Transferee, any uncollected accounts receivable set forth on the Closing Date Balance Sheet that are uncollected after the expiration of such 90-day period. Promptly after the receipt by the Transferors of a written notice (an "Assignment Notice") from the Transferee that sets forth each uncollected receivable to be assigned by the Company and the face value thereof, the Transferors shall pay the Transferee an amount equal to the face value of each uncollected receivable, less any reserves established on the Closing Date Balance Sheet, set forth in the Assignment Notice.

          (c) After the Transferee has provided the Assignment Notice to the Transferors, the Transferee shall promptly turn over to the Transferors any cash, checks or other property that it may receive from the obligor under any accounts receivable set forth in the Assignment Notice. The Transferors shall use commercially reasonable practices in seeking to collect any accounts receivable set forth in the Assignment Notice.

6. Conditions Precedent to the Closing.

     6.1 Conditions Precedent to MedSource's and the Transferee's Obligations to
         -----------------------------------------------------------------------
Close. The obligation of MedSource and the Transferee to enter into this
-----
Agreement and to consummate the transactions contemplated hereby is subject to the satisfaction prior to or on the Closing Date of each of the following conditions; provided, however, that MedSource and the Transferee shall have the
            --------  -------
right to waive all or any part of each such condition and to close the transactions contemplated hereby without, however, releasing any Transferor from any covenant, obligation, agreement or condition contained herein or from any liability for any loss or damage sustained by MedSource or the Transferee by reason of the breach by any Transferor of any covenant, obligation, agreement or condition contained herein or by reason of any misrepresentation made by any Transferor; and provided, further, however, that MedSource and the Transferee's
                --------  -------  -------
participation in the Closing shall not in any way be deemed to be a waiver of any claim it may have hereunder for any breach of any representation, warranty, covenant or agreement:

          (1) The representations and warranties of the Transferors contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made on the Closing Date, except for such representations and warranties as are made as of a specific date, which shall be true and correct in all material respects as of such date, in each case without giving effect to any supplement to the Schedules to this Agreement pursuant to section 5.4(a).

          (2) The covenants and agreements of the Transferors contained in this Agreement and required to be complied with or performed on or prior to the Closing Date shall have been complied with or performed in all respects.

          (3) The Transferee shall have received a certificate dated the Closing Date and executed by each of the Transferors certifying the satisfaction of the conditions referred to in sections 6.1(a) and (b).

          (4) The Transferee shall have received, each in form and substance reasonably satisfactory to the Transferee, all Consents of, and estoppel certificates and releases (including, without limitation, UCC-3 termination statements, payoff letters and evidence of termination of security interests) from, and shall have delivered all notices to, any Governmental Entity or other Person that is required for the consummation of the transactions contemplated hereby and for the Transferee to conduct and operate the Company, which Consents, notices and estoppel certificates are listed in Schedule 3.4 attached hereto and which releases are listed in Schedule 3.12(a).

          (5) No event or events shall have occurred between the date hereof and the Closing Date which, individually or in the aggregate, have, or are reasonably likely to have, a material adverse effect on the condition (financial or otherwise), business, asset or results of operations of the Company.

          (6) The Transferee shall have received resignations of each of the directors and each of the officers of the Company.

          (7) Reserved.

          (8) The form and substance of all certificates, transfer documents, title reports, property surveys, deeds, opinions, consents, instruments, and other documents delivered to the Transferee under this Agreement shall be satisfactory in all reasonable respects to the Transferee and its counsel.

          (9) The Transferee shall have received from counsel for the Company and the Transferors an opinion dated the Closing Date in the form of Exhibit 6.1(i) attached hereto.

          (10) The Transferee shall have received from each Transferor at the Closing an affidavit of non-foreign status, in the form required by Section 1445 of the Code and the regulations thereunder, signed under penalties of perjury.

          (11) The Transferee, at its own cost and expense, shall have received a copy of a Phase I and a Phase II environmental report relating to the Company's Real Property, each of which shall be satisfactory in the sole judgment of the Transferee.

          (12) Reserved.

          (13) There shall be no order, decree or injunction of a court of competent jurisdiction or other Governmental Entity that prevents the consummation of the transactions contemplated by this Agreement or Proceeding that threatens to prevent such transactions.

          (14) MedSource and the Transferee shall have received the financing required to fund the transactions hereunder and the transactions contemplated by the parties hereto on terms and conditions acceptable to MedSource and the Transferee.

          (15) Each of the Employment Agreements shall be in full force and effect.

     6.2 Conditions Precedent to the Transferors' Obligations to Close. The
         -------------------------------------------------------------
obligation of the Transferors to consummate the transactions contemplated hereby is subject to the satisfaction prior to or on the Closing Date of each of the following conditions; provided, however, that the Transferors shall have the
                      --------  -------
 right to waive all or any part of each such condition, and to close the transactions contemplated hereby without, however, releasing MedSource or the Transferee from any covenant, obligation, agreement or condition contained herein or from any liability for any loss or damage sustained by the Transferors by reason of the breach by MedSource or the Transferee of any covenant, obligation, agreement or condition contained herein, by reason of any misrepresentation made by MedSource or the Transferee; and provided further,
                                                           -------- -------
however, that the Transferors' participation in the Closing shall not in any way
-------
be deemed to be a waiver of any claim it may have hereunder for any breach of any representation, warranty, covenant or agreement:

          (1) The representations and warranties of MedSource and the Transferee contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of a specific date, which shall be true and correct in all material respects as of such date.

          (2) The covenants and agreements contained in this Agreement to be complied with by MedSource and the Transferee on or before the Closing Date shall have been complied with in all respects.

          (3) The Transferors shall have received a certificate dated the Closing Date and executed by an officer of each of MedSource and the Transferee, certifying to the satisfaction of the conditions referred to in sections 6.2(a) and (b).

          (4) The Transferors shall have received (i) a certificate of the Secretary of the MedSource (the "MedSource Secretary's Certificate") certifying the resolutions duly and validly adopted by MedSource evidencing its authorization of the execution and delivery of this Agreement and the other Transaction Documents to which MedSource is a party and the consummation of the transactions contemplated hereby and thereby, and the names and signatures of the officers of MedSource authorized to sign this Agreement and the other Transaction Documents to be delivered hereunder and (ii) a certificate of the Secretary of the Transferee (the "Transferee Secretary's Certificate") certifying the resolutions duly and validly adopted by the Transferee evidencing its authorization of the execution and delivery of this Agreement and the other Transaction Documents to which the Transferee is a party and the consummation of the transactions contemplated hereby and thereby, and the names and signatures of the officers of the Transferee authorized to sign this Agreement and the other Transaction Documents to be delivered hereunder.

          (5) The form and substance of all certificates, opinions, consents, instruments and other documents delivered to the Transferors under this Agreement shall be satisfactory in all reasonable respects to the Transferors and their counsel.

          (6) The Transferors shall have received from Parker Chapin Flattau & Klimpl, LLP, counsel for MedSource and the Transferee, opinions dated the Closing Date in the form of Exhibit 6.2(f)A and Exhibit 6.2(f)B attached hereto.

          (7) No Law shall be in effect which prohibits any party hereto from consummating the transactions contemplated hereby.

          (8) Reserved.

          (9) There shall be no order, decree or injunction of a court of competent jurisdiction or other Governmental Entity that prevents the consummation of the transactions contemplated by this Agreement or Proceeding that threatens to prevent such transactions.

          (10) MedSource shall have acquired no less than three of the six businesses on terms substantially as set forth on Schedule 6.2(j).

          (11) MedSource shall have delivered to the Transferors a copy of the Phase I and Phase II environmental reports described in section 6.1(k).

7. Documents to be Delivered at the Closing.

     7.1 Deliveries of Transferors. At the Closing, the Transferors shall
         -------------------------
deliver or cause to be delivered the following items to MedSource and the
Transferee:

          (1) the Escrow Agreement, duly executed by the Transferors;

          (2) the releases referred to in section 5.13;

          (3) the certificates referred to in section 6.1(c) duly executed by an executive officer of the Company and by each of the Transferors;

          (4) the Consents referred to in section 6.1(d);

          (5) the opinion of counsel to the Transferors referred to in section 6.1(f);

          (6) the affidavits referred to in section 6.1(j), duly executed by each of the Transferors under penalties of perjury;

          (7) a Tax, lien and judgment search of the Company and the Transferors showing no items not disclosed in the schedules to this Agreement;

          (8) the Stockholders Agreement, duly executed by the Transferors;

          (9) the Registration Rights Agreement, duly executed by the Transferors;

          (10) the Restated Lease and the Notice of Lease, each duly executed by the landlord named therein, and the SNDA Agreements, the Estoppel Certificates and the Landlord-Lender Agreements and the Sublease, each duly executed by each party thereto;

          (11) certificates representing the Shares duly endorsed, or together with a duly executed stock power, for transfer to the Transferee;

          (12) the Restated Lease and the Memorandum of Lease, each duly executed by the Company; and

          (13) a certificate from the Secretary of State of Massachusetts attesting to the good standing of the Company in the Commonwealth of Massachusetts as of a date on or near the Closing Date.

     7.2 Deliveries of the Transferee. At the Closing, MedSource and the
         ----------------------------
Transferee shall deliver or cause to be delivered the following items to the
Transferors:

          (1) the Escrow Agreement, duly executed by the Transferee;

          (2) the certificate referred to in section 6.2(c) duly executed by an officer of the Transferee;

          (3) the MedSource Secretary's Certificate and the Transferee Secretary's Certificate referred to in section 6.2(d), duly executed by the Secretary of MedSource or the Transferee, as the case may be;

          (4) the opinion of counsel referred to in section 6.2(f);

          (5) the Fixed Cash Amount, subject to adjustment pursuant to section 1.4(b);

          (6) the stock certificates representing the shares of Preferred Stock referred to in section 1.3 and a copy of Exhibit 1.2B, as executed by MedSource;

          (7) the Stockholders Agreement, duly executed by MedSource;

          (8) the Registration Rights Agreement, duly executed by MedSource; and

          (9) certificates from the Secretary of State of Delaware attesting to the good standing of each of MedSource and the Transferee in the state of Delaware as of a date on or near the Closing Date.

8. Termination.

          (1) This Agreement may be terminated at any time prior to the Closing:

               (1) by the mutual agreement of the Transferee and Transferors holding a majority of the Shares;

               (2) by the Transferee or the Transferors holding a majority of the Shares (if such party is not in breach of or default under this Agreement) giving written notice to such effect to the other party if the Closing shall not have occurred on or before April 15, 1999, or such later date as the parties shall have agreed upon prior to the giving of such notice; or

               (3) by either the Transferee or the Transferors in the event of a material breach by or default of the other party hereto.

          (2) Upon termination of this Agreement pursuant to section 8(a), all obligations of the parties shall terminate except those under section 10; provided, however, that no such termination shall relieve any Transferor of any
--------  -------
liability to the Transferee, or the Transferee of any liability to the Transferors, by reason of any breach of or default under this Agreement.

9. Survival of Representations and Warranties.

     9.1 Survival of Representations and Warranties of the Transferors.
         -------------------------------------------------------------
Notwithstanding any right of MedSource or the Transferee fully to investigate the affairs of the Company and the Transferors and notwithstanding any knowledge of facts determined or determinable by MedSource or the Transferee pursuant to such investigation or right of investigation, MedSource and the Transferee have the right to rely fully upon the representations and warranties of the Transferors contained in this Agreement or in any other Transaction Document. All such representations and warranties shall survive the execution and delivery of this Agreement and the Closing hereunder and shall thereafter continue in full force and effect until the second anniversary of the Closing Date, and the Transferors' liability in respect of any breach of any such representation or warranty shall terminate on the second anniversary of the Closing Date, except for liability with respect to which notice shall have been given on or prior to such date to the party against which such claim is asserted pursuant to section 12.3, which such liability shall remain an obligation of the party against whom such claim is asserted. The foregoing notwithstanding, the representations and warranties contained in sections 3.2, 3.3, 3.12(a), 3.14, 3.16 and 3.17 shall survive the Closing and the Transferors' liability in respect of any breach thereof shall continue until 60 days after all liability relating thereto is barred by all applicable statutes of limitation, except for liability with respect to which notice shall have been given on or prior to such date to the party against which such claim is asserted pursuant to section 10.3, which such liability shall remain an obligation of the party against whom such claim is asserted.

     9.2 Survival of Representations and Warranties of MedSource and the
         ---------------------------------------------------------------
Transferee. The Transferors have the right to rely fully upon the
----------
representations and warranties of MedSource and the Transferee contained in this Agreement or in any other Transaction Document. All such representations and warranties shall survive the execution and delivery of this Agreement and the Closing hereunder and shall thereafter continue in full force and effect until the second anniversary of the Closing Date, and MedSource's and Transferee's liability in respect of any breach of any such representation or warranty shall terminate on the second anniversary of the Closing Date, except for liability with respect to which notice shall have been given on or prior to such date to the party against which such claim is asserted pursuant to section 10.3, which such liability shall remain an obligation of the party against whom such claim is asserted.

10. Indemnification.

     10.1 Indemnification by the Transferors. Subject to the limitations
          ----------------------------------
contained in section 9 and section 10.4, the Transferors shall jointly and severally indemnify and defend MedSource, the Transferee and each of their respective officers, directors, employees, shareholders, agents, advisors or representatives (each, a "Transferee Indemnitee") against, and hold each Transferee Indemnitee harmless from, any loss, liability, obligation, deficiency, damage or expense including, without limitation, interest, penalties, reasonable attorneys' and disbursements (collectively, excluding consequential damages, "Damages"), that any Transferee Indemnitee may suffer or incur based upon, arising out of, relating to or in connection with any of the following (whether or not in connection with any third party claim):

          (1) any breach of any representation or warranty made by any Transferor contained in this Agreement or in any other Transaction Document or in respect of any third party claim made based upon facts alleged which, if true, would constitute any such breach;

          (2) any Transferor's failure to perform or to comply with any covenant or condition required to be performed or complied with by the Transferors contained in this Agreement or in any other Transaction Document; or

          (3) the ownership or operation of the Company on or prior to the Closing Date.

     10.2 Indemnification by MedSource and the Transferee. Subject to the
          -----------------------------------------------
limitations contained in section 9 and section 10.4, MedSource and the Transferee shall jointly and severally indemnify and defend the Transferors and each of the Transferors' officers, directors, employees, shareholders, agents, advisors or representatives (each, a "Transferor Indemnitee") against, and hold each Transferor Indemnitee harmless from, any Damages that such Company Indemnitee may suffer or incur arising from, related to or in connection with any of the following:

          (1) any breach of any representation or warranty made by MedSource or the Transferee contained in this Agreement or in any other Transaction Document or in respect of any third party claim made based upon facts alleged which, if true, would constitute any such breach;

          (2) MedSource's or the Transferee's failure to perform or to comply with any covenant or condition required to be performed or complied with by MedSource or the Transferee contained in this Agreement or in any other Transaction Document; or

          (3) the ownership or operation of the Company after the Closing Date.

     10.3 Indemnification Procedures.
          --------------------------

          (1) Promptly after notice to an indemnified party of any claim or the commencement of any Proceeding, including any Proceeding by a third party, involving any Damage referred to in sections 10.1 or 10.2, such indemnified party shall, if a claim for indemnification in respect thereof is to be made against an indemnifying party pursuant to this section 10, give written notice to the latter of the notice of such claim or the commencement of such Proceeding, setting forth in reasonable detail the nature thereof and the basis upon which such party seeks indemnification hereunder; provided, however, that
                                                       --------  -------
the failure of any indemnified party to give such notice shall not relieve the indemnifying party of its obligations under such section, except to the extent that the indemnifying party is actually prejudiced by the failure to give such notice.

          (2) (i) In the case of any Proceeding by a third party against an indemnified party, the indemnifying party shall, upon notice as provided above, assume the defense thereof, with counsel reasonably satisfactory to the indemnified party, and, after notice from the indemnifying party to the indemnified party of its assumption of the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof (but the indemnified party shall have the right, but not the obligation, to participate at its own cost and expense in such defense by counsel of its own choice) or for any amounts paid or foregone by the indemnified party as a result of any settlement or compromise thereof that is effected by the indemnified party (without the written consent of the indemnifying party).

               (ii) Anything in section 10.3(b)(i) notwithstanding, if both the indemnifying party and the indemnified party are named as parties or subject to such Proceeding and either such party determines with advice of counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the other party or that a material conflict of interest between such parties may exist in respect of such Proceeding, then the indemnifying party may decline to assume the defense on behalf of the indemnified party or the indemnified party may retain the defense on its own behalf, and, in either such case, after notice to such effect is duly given hereunder to the other party, the indemnifying party shall be relieved of its obligation to assume the defense on behalf of the indemnified party, but shall be required to pay any legal or other expenses including, without limitation, reasonable attorneys' fees and disbursements, incurred by the indemnified party in such defense.

               (iii) If the indemnifying party assumes the defense of any such Proceeding, the indemnified party shall cooperate fully with the indemnifying party and shall appear and give testimony, produce documents and other tangible evidence, allow the indemnifying party access to the books and records of the indemnified party and otherwise assist the indemnifying party in conducting such defense. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement or compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or Proceeding. Provided that proper notice is duly given, if the indemnifying party shall fail promptly and diligently to assume the defense thereof, then the indemnified party may respond to, contest and defend against such Proceeding (but the indemnifying party shall have the right to participate at its own cost and expense in such defense by counsel of its own choice) and may make in good faith any compromise or settlement with respect thereto, and recover from the indemnifying party the entire cost and expense thereof including, without limitation, reasonable attorneys' fees and disbursements and all amounts paid or foregone as a result of such Proceeding, or the settlement or compromise thereof. The indemnification required hereunder shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills or invoices are received or loss, liability, obligation, damage or expense is actually suffered or incurred. The provisions of sections 10.3 and 10.4 shall not apply to claims under section 5.3.

               (iv) Any indemnification payment under this Agreement shall be treated as an adjustment to the Consideration.

     10.4 Limitations on Indemnification.
          ------------------------------

               (1) The Transferors shall have indemnification obligations pursuant to section 10.1(a) respecting Damages that result from actual or claimed breaches of representations or warranties set forth in this Agreement (other than the representations and warranties contained in sections 3.2, 3.3, 3.12(a), 3.14, 3.16 and 3.17), only if and only to the extent that the aggregate of all Damages resulting from such actual or claimed breaches shall exceed $200,000. Anything to the contrary notwithstanding, no Transferor shall have any liability pursuant to section 10.1(a) with respect to Damages that result from actual or claimed breaches of representations or warranties set forth in this Agreement (other than the representations and warranties contained in sections 3.2, 3.3, 3.12(a), 3.14, 3.16 and 3.17) for and to the extent that the aggregate amount of such Damages exceeds $3,762,000. For the purposes of determining whether any Transferee Indemnitee is able to seek indemnification from the Transferors under section 10.1(a) for any breach or alleged breach of any representation or warranty in this Agreement, the use of the terms "knowledge" or "material" shall be disregarded and any and all claims for such indemnification shall be determined as if no such terms were present in such representation or warranty. The parties hereto expressly acknowledge that the sole purpose for using the terms "knowledge" and "material" is to determine whether the conditions set forth in section 6.1 have been satisfied.

               (2) The limitations set forth in paragraph (a) of this section
10.4 shall not limit or reduce the Transferors' obligations to indemnify MedSource or the Transferee in respect of Damages that result from actual or claimed breaches of the representations and warranties contained in sections 3.2, 3.3, 3.12(a), 3.14, 3.16 and 3.17.

               (3) MedSource and the Transferee shall have indemnification obligations pursuant to section 10.2(a) respecting Damages that result from actual or claimed breaches of representations or warranties set forth in this Agreement (other than the representations and warranties contained in section 4.13), only if and only to the extent that the aggregate of all Damages resulting from such actual or claimed breaches shall exceed $200,000. Anything to the contrary notwithstanding, MedSource and the Transferee shall have no liability pursuant to section 10.2(a) with respect to Damages that result from actual or claimed breaches of representations or warranties set forth in this Agreement for and to the extent that the aggregate amount of such Damages exceeds $3,762,000.

          (4) In the event that any Damages of MedSource or the Transferee are covered by insurance proceeds or other reimbursement obligations, whether maintained by MedSource, the Transferee or the Company, neither MedSource nor the Transferee shall be deemed to have any Damages if and to the extent that MedSource or the Transferee actually realizes the proceeds of such insurance, which payments shall in no event be included in the basket set forth in section 10.4(a).

          (5) As used in this Agreement, (i) an individual will be deemed to have "knowledge" of a particular fact or matter if such individual is actually aware of such fact or other matter or a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter and (ii) a Person (other than an individual) will be deemed to have "knowledge" or a particular fact or matter if any individual who is serving, or has at any time served, as a director, officer, partner, executor or trustee of such Person (or in any similar capacity) has, or at any time had, "knowledge" of such fact or other matter.

     10.5 Right to Set-Off. MedSource and the Transferee shall have the right to
          ----------------
set-off the amount of any and all Damages for which the Transferors may become liable to the Transferee hereunder against any sums otherwise payable to any Transferor hereunder or under any other agreement, document or instrument executed and delivered pursuant to this Agreement or contemplated hereby (other than wages under the Employment Agreements). Neither MedSource nor the Transferee will exercise any right to set-off until it has given the Transferors not less than 10 days notice within which period the Company and the Transferors shall have the right to pay the amount of the Damages proposed by MedSource and the Transferee in cash. The remedies provided herein shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto.

11. Miscellaneous.

     11.1 Transaction Fees and Expenses. Except as otherwise expressly provided
          -----------------------------
herein, each party hereto shall bear such costs, fees and expenses as may be incurred by it in connection with this Agreement and the transactions contemplated hereby.

     11.2 Notices. Any notice, demand, request or other communication which is
          -------
required, called for or contemplated to be given or made hereunder to or upon any party hereto shall be deemed to have been duly given or made for all purposes if (a) in writing and sent by (i) messenger or a recognized national overnight courier service for next day delivery with receipt therefor, or (ii) certified or registered mail, postage paid, return receipt requested, or (b) sent by facsimile transmission with a written copy thereof sent on the same day by postage paid first-class mail or (c) by personal delivery to such party at the following address:

          To MedSource or the Transferee:

                   c/o Kidd & Company, LLC
                   Three Pickwick Plaza
                   Greenwich, Connecticut  06830
                   Attention:  Richard J. Effress
                   Telecopier No.:  (203) 661-1839

          with a copy to:

                   Parker Chapin Flattau & Klimpl, LLP
                   1211 Avenue of the Americas
                   New York, New York  10036-8735
                   Attention:  Edward R. Mandell
                   Telecopier No.:  (212) 704-6288

          To any Transferor at:

                   c/o Lawrence S. Derose
                   2099 Allen Street
                   Springfield, Massachusetts 01118
                   Telecopier No.:  (413) 783-8577

          with a copy to:

                   Shatz, Schwartz and Fentin, P.C.
                   1441 Main Street, Suite 1100
                   Springfield, Massachusetts 01103
                   Attention:  Steven J. Schwartz
                   Telecopier No.:  (413) 736-0375

or such other address as either party hereto may at any time, or from time to time, direct by notice given to the other party in accordance with this section. The date of giving or making of any such notice or demand shall be, in the case of clause (a)(i), the date of the receipt, in the case of clause (a)(ii), five business days after such notice or demand is sent, and, in the case of clause (b), the business day next following the date such notice or demand is sent.

     11.3 Amendment. Except as otherwise provided herein, no amendment of this
          ---------
Agreement shall be valid or effective unless in writing and signed by or on behalf of the party against whom the same is sought to be enforced.

     11.4 Waiver. No course of dealing of any party hereto, no omission, failure
          ------
or delay on the part of any party hereto in asserting or exercising any right hereunder, and no partial or single exercise of any right hereunder by any party hereto shall constitute or operate as a waiver of any such right or any other right hereunder. No waiver of any provision hereof shall be effective unless in writing and signed by or on behalf of the party to be charged therewith. No waiver of any provision hereof shall be deemed or construed as a continuing waiver, as a waiver in respect of any other or subsequent breach or default of such provision, or as a waiver of any other provision hereof unless expressly so stated in writing and signed by or on behalf of the party to be charged therewith. MedSource's and The Transferee's investigation, receipt of, or commenting on, Tax Returns, and waivers and receipt of information contained herein shall not be deemed to waive any of the Transferee's rights under the indemnification provisions of section 10.

     11.5 Governing Law. This Agreement shall be governed by, and interpreted
          -------------
and enforced in accordance with, the laws of the Commonwealth of Massachusetts.

     11.6 Jurisdiction. Each of the parties hereto hereby irrevocably consents
          ------------
and submits to the exclusive jurisdiction of the United States District Court for the District of Massachusetts (Springfield) in connection with any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, waives any objection to venue in such District (unless such court lacks jurisdiction with respect to such Proceeding, in which case, each of the parties hereto irrevocably consents to the jurisdiction of the courts of the Commonwealth of Massachusetts in connection with such Proceeding and waives any objection to venue in the Commonwealth of Massachusetts, and agrees that service of any summons, complaint, notice or other process relating to such Proceeding may be effected in the manner provided by clause (a) of section 11.2.

     11.7 Remedies. Prior to the Closing, in the event of any actual or
          --------
prospective breach or default by any party hereto, the other parties shall be entitled to equitable relief, including remedies in the nature of rescission, injunction and specific performance. After the Closing, absent fraud by the indemnifying party, the remedies hereunder shall be the exclusive remedies available to the parties hereunder (and the right to rescission shall not be available), nothing contained herein and no election of any particular remedy shall be deemed to prohibit or limit any party from pursuing, or be deemed a waiver of the right to pursue, any other remedy or relief available now or hereafter existing at law or in equity (whether by statute or otherwise) for such actual or prospective breach or default, including the recovery of damages.

     11.8 Severability. The provisions hereof are severable and if any provision
          ------------
of this Agreement shall be determined to be legally invalid, inoperative or unenforceable in any respect by a court of competent jurisdiction, then the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any such invalid, inoperative or unenforceable provision shall be deemed, without any further action on the part of the parties hereto, amended and limited to the extent necessary to render such provision valid, operative and enforceable.

     11.9 Further Assurances. Each party hereto covenants and agrees promptly to
          ------------------
execute, deliver, file or record such agreements, instruments, certificates and other documents and to perform such other and further acts as the other party hereto may reasonably request or as may otherwise be necessary or proper to consummate and perfect the transactions contemplated hereby.

     11.10 Assignment. This Agreement and all of the provisions hereof shall be
           ----------
binding upon and inure to the benefit of the parties hereto, their heirs and their respective successors and permitted assignees. Permitted assignees of MedSource's and the Transferee's rights hereunder shall include any affiliate of MedSource or the Transferee and any or all financial institutions or other entities investing and/or lending monies to finance the transactions herein contemplated. Neither MedSource, the Transferee nor any Transferor may assign any of its obligations hereunder without the consent of the other party. Except for the permitted assignees, neither party shall have the right to assign any rights or delegate any duties hereunder without the consent of the other party.

     11.11 Binding Effect. This Agreement shall be binding upon and inure to the
           --------------
benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

     11.12 No Third Party Beneficiaries. Nothing contained in this Agreement,
           ----------------------------
whether express or implied, is intended, or shall be deemed, to create or confer any right, interest or remedy for the benefit of any Person other than as otherwise provided in this Agreement.

     11.13 Entire Agreement. This Agreement (including all the schedules and
           ----------------
exhibits hereto), together with the Exhibits, Schedules, certificates and other documentation referred to herein or required to be delivered pursuant to the terms hereof, contains the terms of the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior agreements, commitments, understandings, discussions, negotiations or arrangements of any nature relating thereto.

     11.14 Headings. The headings contained in this Agreement are included for
           --------
convenience and reference purposes only and shall be given no effect in the construction or interpretation of this Agreement.

                      [The next page is the signature page]

     11.15 Counterparts. This Agreement may be executed in any number of
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

MedSource:                    MEDSOURCE TECHNOLOGIES, INC.


                              By:   /s/  Richard J. Effress
                                   -------------------------------------------
                                  Name:  Richard J. Effress
                                  Title:  Chairman


Transferee:                   MEDSOURCE TECHNOLOGIES, LLC


                              /s/  Richard J. Effress
                              ------------------------------------------
                                  Name:  Richard J. Effress
                                  Title:  Chairman


Transferors:                  /s/  Lawrence S Derose
                              --------------------------------------
                              Laurence S. Derose, as Special Trustee of
                              the Laurence S. Derose Trust


                              /s/  Barbara M.Derose
                              --------------------------------------
                              Barbara M. Derose, as Trustee of the BMD
                              Irrevocable Trust of 1998


                              /s/  Kevin L. Derose
                              --------------------------------------------------
                              Kevin L. Derose, as Trustee of the Kevin L. Derose Irrevocable Trust


                              /s/  Jeffrey L.Derose
                              --------------------------------------
                              Jeffrey L. Derose, as Trustee of the Jeffrey L. Derose Irrevocable Trust